SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant                        |X|

Filed by a Party other than the Registrant     |_|

Check the appropriate box:

|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                        MACE SECURITY INTERNATIONAL, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                    Name of Person(s) Filing Proxy Statement

Payment of Filing Fee (Check the appropriate box):

|_|   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)

|_| $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

|X|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)    Title of each class of securities to which transaction applies:

                                  Common Stock
                                  ------------

2)    Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4)    Proposed maximum aggregate value of transaction: $5,953,851

|X| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:
            $1,191

      2)    Form, Schedule or Registration Statement No.:
            Schedule 14A

      3)    Filing Party:
            Germaine Curtin, Esq., on behalf of
            Registrant

      4)    Date Filed:
            June 11, 1998

MACE SECURITY INTERNATIONAL, INC.
160 Benmont Avenue
Bennington, Vermont 05201

NOTICE OF CONSENT SOLICITATION

To the Shareholders of Mace Security International, Inc.:

The Board of Directors of Mace Security International, Inc. is soliciting your consent to sell substantially all of the assets of its Law Enforcement division, as described in the accompanying Consent Solicitation Statement (the "Transaction").

The proposed Transaction will be considered approved by the shareholders upon receipt by the Company of signed consents representing a majority of the outstanding shares of common stock of the Company (3,540,833 shares); provided that the Closing of the Transaction will not be completed prior to 20 business days following the mailing date of the enclosed Consent Solicitation Statement.

Only shareholders of record at the
close of business on May 15, 1998 are entitled to notice of and to vote on the Transaction. A complete list of shareholders entitled to vote will be available for inspection by shareholders at the executive offices of the Company no more than ten days following the mailing date of the Consent Solicitation Statement.

The approximate date on which the Consent
Solicitation and form of consent are first sent or given to shareholders is June 15, 1998.

By order of the Board of Directors,

/s/ Eduardo Nieves, Jr.

Eduardo Nieves, Jr.
Asst. Secretary

Dated: June 11, 1998

IMPORTANT Please sign the enclosed consent and mail it promptly in the postpaid return envelope provided.

(This page is intentionally left blank.)

MACE SECURITY INTERNATIONAL, INC.
160 BENMONT AVENUE
BENNINGTON, VERMONT 05201
802-442-1503

CONSENT SOLICITATION STATEMENT

INTRODUCTION

This Consent Solicitation Statement is furnished in connection with the request for consents by the Board of Directors of Mace Security International, Inc. (the "Company") in favor of consummation of the sale by the Company of substantially all of the assets of the Company's Law Enforcement division to a wholly owned subsidiary of Armor Holdings, Inc. (together with its subsidiary, "AHI"), and a 99 year license to use the Mace brand and related trademarks and a patent for use in the law enforcement market only, on the terms set forth in the asset purchase agreement between the Company and AHI (the "Transaction"). This Consent Solicitation Statement and the accompanying consent card are being mailed to shareholders on or about June 15, 1998. All expenses of soliciting consents will be borne by the Company.

CONSENT PROCEDURE AND VOTING

The Delaware Corporations Law and the
Company's bylaws permit any action that may be taken at a shareholders' meeting to be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote were present and voted.

The proposed Transaction must be approved by the shareholders holding at least a majority of the outstanding shares of the Company's common stock, par value $.01 per share (the "Common Stock"). Consequently, the proposed Transaction will be approved upon receipt by the Company of signed consents representing a majority of the outstanding shares of Common Stock (3,540,834 shares).

As of May 15, 1998 there were 7,081,666 shares of common stock of the Company, par value $.01 per share ("Common Stock") issued and outstanding, held by approximately 245 holders of record. Each share of Common Stock is entitled to one vote. Only holders of record of Common Stock at the close of business on May 15, 1998 will be entitled to submit consents. The Company requests return of your consents as soon as possible. The cost of the solicitation of consents will be borne by the Company.

A properly executed and returned consent constitutes a vote in favor of the Transaction. A return of an unsigned consent will constitute an abstention and will have the effect of a vote against the Transaction. Broker non-votes will similarly have the effect of a vote against the Transaction. If you do not wish to consent to the Transaction you need take no action at this time.

If your shares are held in the name of a brokerage firm, bank or nominee only they can vote your shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and give instructions immediately.

The Company is aware that Jon E. Goodrich,
President and CEO of the Company, has entered into a voting agreement with AHI dated as of March 17, 1998, pursuant to which Mr. Goodrich has agreed to vote all of his shares (2,259,246 shares, constituting approximately 32% of the Company's outstanding Common Stock) in favor of the proposed Transaction. To secure the obligations under the voting agreement, Mr. Goodrich granted to AHI a proxy to submit a consent on his behalf in connection with the Transaction pursuant to this consent solicitation. Mr. Goodrich did not receive any remuneration for entering into the voting agreement.

REVOCABILITY OF CONSENT

Any shareholder giving written consent, or the shareholder's proxyholders, or a transferee of the shares or a representative of the shareholder or their respective proxyholder may revoke their consent by a writing received by the Company prior to the time that written consents of the number required to authorize the proposed Transaction have been filed with the Company's Secretary, but may not do so thereafter. The Company expects to receive the consents necessary to authorize the Transaction on or about July 13, 1998, 20 business days following the mailing date of this Consent Solicitation Statement.

PROPOSED TRANSACTION

The Board of Directors
has authorized the Company to enter into an agreement (the "Purchase Agreement") with AHI, an AMEX listed company (symbol ABE), and its wholly owned subsidiary providing for the sale of substantially all of the assets of the Company's Law Enforcement division to AHI. The Law Enforcement division of the Company manufactures and sells chemical munitions including defense sprays, tear gas smoke grenades and projectiles and markets products manufactured by third parties including launchers and protective masks. The assets of the Law Enforcement division are generally located at the Company's Bennington, Vermont facility. The assets of the Law Enforcement division constitute approximately 40% of the Company's assets.

The Purchase Agreement
was executed by the Company on April 2, 1998. A summary of the terms of the Purchase Agreement is set forth below. A copy of the complete text of the Purchase Agreement is attached as an Appendix to this Consent Solicitation Statement. Please read the Purchase Agreement carefully. All statements made herein regarding the Purchase Agreement are qualified in their entirety by reference to the complete text of the Purchase Agreement.

The Purchaser

AHI, with its principal executive offices at 13386 International Parkway, Jacksonville, Florida 32218, 904-741-5400 is engaged in the business of manufacturing and marketing ballistic resistant vests, tactical armor, bomb disposal equipment, less-lethal munitions and anti-riot products and providing security planning, advisory and management services.

The Company began discussions with AHI regarding the sale of the Company's Law Enforcement division in October 1996. No material contracts, agreements or understandings, other than a confidentiality agreement that was signed June 10, 1997, were reached between the parties until a letter of invitation from the Company's Board of Directors on March 6, 1998 and the Purchase Agreement that was signed on April 2, 1998. There have been no material transactions between the parties.

Terms of the Purchase Agreement

Pursuant to the terms of
the Purchase Agreement, the Company will sell to AHI all of the fixed assets, intangibles and inventory of the Law Enforcement division. AHI will also receive a 99 year paid-up license to exploit the Mace brand and other related trademarks in the Law Enforcement market only, which is made up of law enforcement, military, correctional and governmental agencies. The assets of the Law Enforcement division constitute approximately 40% of the Company's assets.

The purchase price for the fixed assets and intangibles, inclusive of the license fee for the 99 year paid-up license, is $3,117,325 representing the book value as of December 31, 1997 plus an additional amount of $200,000 to cover certain expenses of the Transaction. The purchase price for inventory is $2,636,526, representing its book value at December 31, 1997, increased by inventory purchases since December 31, 1997, valued at the Company's standard cost and decreased by (i) sales of inventory from December 31, 1997 and (ii) inventory related to unshipped orders that AHI has not agreed to fill. The Company will retain its cash and accounts receivable from the Law Enforcement division, estimated for the anticipated closing date, at approximately $2,000,000. AHI has agreed, subject to certain terms and conditions, to collect such receivables on behalf of the Company and forward all collections to the Company.

The purchase price will be paid in cash or other immediately available funds at Closing. The Company does not anticipate any material tax implications resulting from the Transaction. To the extent there is taxable gain resulting from the Transaction, the Company will utilize its net operating loss carry forward to cover the taxes, if any, resulting from the sale.

The Company will receive a commission percentage equal to 25% of gross profit generated by AHI on all acceptable purchase orders filled by AHI following the closing. In connection with the Transaction, the Company will issue to AHI immediately exercisable warrants to purchase 300,000 shares of Common Stock with a term of three years and an exercise price equal to $1.25 per share. The Company is obligated to register the shares underlying the warrants within six months of the closing.

AHI will hold $600,000 of the purchase price to secure certain of the Company's obligations under the Purchase Agreement. The retained funds will be available to AHI in the event AHI is entitled to indemnification pursuant to the Purchase Agreement, due to, among other things, damages incurred by AHI as a result of the breach of the Purchase Agreement by the Company or certain actions or omissions of the Company prior to and after closing. Generally, the escrow fund will be in place one year, subject to extension in the event of claims made. In no event will any escrow funds be released by AHI until the Company has registered the shares underlying the warrants granted to AHI with the Securities and Exchange Commission. Pursuant to the Purchase Agreement, the Company has agreed not to compete with the business of the Law Enforcement division being sold by it to AHI.

The Company is not aware of any
state or federal requirements that must be complied with or of any state or federal approvals that must be obtained in connection with the consummation of the Transaction.

Reasons for the Transaction

Sales by the Company's Law
Enforcement division represented approximately 70% of the Company's total sales in 1997, as compared to 59% in 1996. However, because most purchase orders are placed through very competitive bidding processes, the gross profit margins generated by the Law Enforcement division, as a whole, are low. The Board of Directors believes that the Transaction is in the best interest of the Company's shareholders because, due to the intense competition in the Law Enforcement market, and the low gross profit margins resulting therefrom, the Law Enforcement division, while responsible for a high percentage of the Company's sales, is a non-profitable division, giving effect to the sales and general and administrative expenses attributable thereto. The Board of Directors believes it is in the best interest of the Company's shareholders to sell the Law Enforcement division, reduce the variable overhead and direct labor attributable to the Law Enforcement division, and to use the proceeds from the sale for more profitable business, including but not limited to, expanding the Company's presence in the Consumer retail market through Company owned Mace Security Centers, sales of franchises for Mace Security Centers(R) through the Company's franchising program and limited advertising on Home Shopping Network. In addition, the Company is investigating opportunities to generate revenue through the expanded use of the Mace(R) trademark on additional products and/or through licensing. The Company also plans to invest in attractive opportunities that may be anticipated to provide reasonable growth, which opportunities may not be consistent with the historical business of the Company. The Company's Board of Directors has given preliminary consideration to investments in various companies, including one that holds potential rights in time-share activities and a chain of retail security equipment stores. No written proposals have been made and no agreements have been reached.

Upon the sale
of the division, AHI will operate the assets of the Law Enforcement division independently of the Company in Casper, Wyoming. As part of the transaction, AHI will receive a license to use the Mace(R) brand and related trademarks and a patent for use by AHI in the Law Enforcement market only. Costs to the Company of the transaction are expected to include approximately $100,000 in professional fees and $90,000 in severance payments. No write-offs for leasehold improvements or intangibles will be necessary as a result of the transaction.

The Company has retained the services of C.L. King, an investment banking firm that served as the lead underwriter in the Company's initial public offering in November 1993. C.L. King has rendered a written opinion to the effect that the Transaction is fair, from a financial point of view, to the Company's shareholders.

The Board of Directors recommends that shareholders approve the Transaction.



OWNERSHIP OF SECURITIES

The following
table sets forth, as of April 8, 1998, certain information with respect to beneficial ownership of the Common Stock of the Company (the only outstanding security) by each director, each executive officer and all directors and executive officers as a group and by each person known by the Company to be the beneficial owner of more than five percent of the Company's Common Stock.
The address for all executive officers and directors is 160 Benmont Avenue, Bennington, Vermont 05201

                                        Amount and Nature Of
Owner                                   Beneficial/Ownership              Percent<F1>


Jon E. Goodrich<F2>                      2,259,246                        31.9%
Marvin P. Brown<F3>                        370,388                         5.2%
Neil J. Campolungo<F4>                      20,000                        <F10>
Mark Capone<F5>                             15,000                        <F10>
Lewis C. Cohen<F4>                          46,000                        <F10>
Howard Edelman<F4>,<F6>                    118,000                         1.6%
R. David Garwood<F4>                        10,000                        <F10>
Virginia de Ganahl Russell<F4>              50,000                        <F10>
Kenneth J. Blakey<F4>                       30,000                        <F10>
Bernard D. Graney, Jr.<F4>                  10,000                        <F10>
Timothy D. Smith<F4>                        10,000                        <F10>

All executive officers and
directors as a group (11 persons)        2,816,634<F7>                    38.6%

Ronald I. Heller<F3>
M. H. Meyerson & Co., Inc.
525 Washington Blvd., 34th Floor
Jersey City, NJ 07310                      695,375                         9.8%

David S. Nagleberg<F9>
M. H. Meyerson & Co., Inc.
525 Washington Blvd., 34th Floor
Jersey City, NJ 07310 695,375 9.8%

TransTechnology Corporation
700 Liberty Avenue
Union, New Jersey 07083                    580,000                         8.2%


<F1> Calculation based on 7,081,666 outstanding shares plus shares issuable to the named person under options exercisable within 60 days.

<F2> Excludes shares
held by the named persons' spouses. The named directors do not have shared voting or dispositive power with respect to such shares.

<F3> Includes immediately exercisable options to purchase 100,000 shares of Common Stock granted by the Company and options to purchase 100,000 shares from each of two private individuals.

<F4> Includes immediately exercisable options to purchase 10,000 shares of Common Stock.

<F5> Includes immediately exercisable
options to purchase 15,000 shares of Common Stock.

<F6> Includes 80,000 shares
paid in connection with the acquisition of MSP, Inc., which are held in escrow and subject to a put option by the Company in the event MSP Inc. does not achieve certain pre-tax profit goals, and options to purchase 20,000 shares of the Company's common stock issued in connection with Mr. Edelman's employment agreement with the Company. (See "Certain Relationships and Related Transactions"). These options are subject to forfeiture in the event MSP, Inc. does not achieve certain pre-tax profit goals.

<F7> The denominator
for this calculation is 7,396,666, which includes shares underlying options held by directors and executive officers that are exercisable within 60 days but excludes 100,000 shares underlying options granted to Mr. Brown by Mr. Goodrich to avoid double counting.

<F8> Includes shares held by the named
person's spouse over which the names person disclaims beneficial ownership.

<F9> Includes 695,375 shares held by a trust for which the named person and his spouse are the trustees.

<F10> Indicates beneficial ownership of less than 1%.



The record date with respect to shareholders entitled to submit a consent with respect to the proposed Transaction is May 15, 1998. As of May 15, 1998 there were 7,081,666 shares of Common Stock outstanding.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE VOTED ON

The Company is aware that Jon E. Goodrich, President and CEO of the Company, Has entered into a voting agreement with AHI dated as of March 17, 1998, Pursuant to which Mr. Goodrich has agreed to vote all of his shares
(2,259,246 shares, constituting approximately 32% of the Company's outstanding Common Stock) in favor of the proposed Transaction. To secure the obligations under the voting agreement, Mr. Goodrich granted to AHI a proxy to submit a consent on his behalf in connection with the Transaction pursuant to this consent solicitation. Mr. Goodrich did not receive any remuneration for entering into the voting agreement. As a result of the voting agreement and the proxy granted in conjunction therewith, Mr. Goodrich may be deemed to have an interest in the matters to be voted on, as described in this Consent Solicitation.

FINANCIAL INFORMATION

For financial information regarding the
Company, including "Management's Discussion and Analysis of Financial Condition and Results of Operations", reference is made to the Company's Annual report on Form 10-KSB for the fiscal year ended December 31, 1997 (the "1997 10-KSB"), as amended by the Company's Form 10-KSB/A for the fiscal year ended December 31, 1997 filed June 9, 1998 (the "1997 10-KSB/A"), and the Company's Quarterly report on Form 10-QSB for the fiscal quarter ended March 31, 1998 (the "March 1998 10-QSB"), as amended by the Company's Form 10-QSB/A for the fiscal quarter ended March 31, 1998 filed June 5, 1998 (the "March 1998 10-QSB/A"), which are incorporated into this Consent Solicitation by reference thereto. A copy of the 1997 10-KSB, the 1997 10-KSB/A, the March 1998 10-QSB, and the March 1998 10-QSB/A have been mailed to shareholders with this Consent Solicitation.

CHANGE IN CONTROL

On January 9, 1997, a
voting agreement was signed representing in excess of 51% of the Company's outstanding stock. The Agreement dated January 9, 1997, is among Jon E. Goodrich, the recently appointed President and Chief Executive Officer, Robert P. Gould, a former director and former significant shareholder, and Marvin P. Brown, a former director and newly appointed Chairman of the Board. Pursuant to the terms of the Agreement, on all matters covered by the Agreement, the shares subject to the Agreement will be voted in the manner determined by a majority of the three parties to the Agreement. The Agreement was terminated on or about December 30, 1997.

On January 10, 1997, at the
request of the parties to the voting agreement, six members of the Board of Directors (Messrs. Foote, Logan, Norman, Duboff, Mitchell, and Rosberg), the then President, Robert D. Norman, and the then Executive Vice President, General Counsel and Secretary, Richard Galt, resigned; Marvin Brown was appointed as President; the size of the Board was reduced from nine to five members and Ms. Virginia de Ganahl Russell was appointed as a director.

On March 14, 1997, Robert Gould resigned from the Board and Jon Goodrich, the former President, who had been acting under an advisory agreement with the Company, was reelected to serve as President and CEO. Marvin Brown resigned as President and accepted the position of Chairman of the Board.

On May 10, 1997, Mr. Campolungo was appointed to the Board to fill the vacancy resulting from the resignation of Mr. Gould. On August 7, 1997, the Board resolved to increase its size to six members and Mr. Cohen was appointed to fill the newly created position. Mr. Edelman was elected to the Board at the annual shareholders' meeting on September 26, 1997. Mr. Garwood was appointed to the Board on February 27, 1998 to fill a vacancy created when the Board resolved to increase the size of the Board to seven members.

On March 17, 1998, Jon E.
Goodrich entered into a voting agreement with AHI pursuant to which he agreed to vote all of his shares (2,259,246 shares, constituting approximately 32% of the Company's outstanding stock) in favor of the Transaction and, to secure his agreement, granted to AHI a proxy to submit a consent on his behalf in connection with the Transaction pursuant to the consent solicitation to be distributed to all shareholders of record on April 1, 1998.

SHAREHOLDERS' PROPOSALS AND NOMINATIONS FOR DIRECTORS FOR THE 1998
ANNUAL MEETING

Shareholder proposals intended for inclusion in the proxy material for the 1998 Annual Meeting, and nominations for directors to be elected at the 1998 Annual Meeting, must be received by the Secretary of the Company at the Company's offices at 160 Benmont Avenue, Bennington, Vermont, 05201 not later than April 22, 1998 in order for such proposals and nominations to be included in the proxy material for the 1998 Annual Meeting of Shareholders. The notice of nomination shall contain the following information: (a) the full names and residence and business addresses of each of the proposed nominees; (b) the business experience of each of the proposed nominees for the most recent five (5) years, including principal occupations and employment; (c) name, principal business and size of any entity in which such occupations and employment were carried on; (d) the number of shares of the Company's Common Stock owned directly or indirectly by each of the proposed nominees; (e) a description of any legal or administrative proceedings or order or decree any nominee is or has been a party to or is or was subject to during the most recent five (5) years; (f) the name and residence and business address of the Shareholder who makes the nomination;
(g) the number of shares of the Company's Common Stock owned directly or indirectly by the Shareholder who makes the nomination; and (h) any other information regarding each of the nominees required by Schedule 14A of the Securities Exchange Act of 1934, as amended or any successor provision.


INCORPORATION BY REFERENCE

This Consent Solicitation Statement is accompanied by the Company's March 1998 10-QSB, the March 1998 10-QSB/A, the 1997 10-KSB, and the 1997 10-KSB/A. The March 1998 10-QSB, the March 1998 10-QSB/A, the 1997 10-KSB and the 1997 10-KSB/A are incorporated herein by this reference.


By order of the Board of Directors,

/s/ Eduardo Nieves, Jr.

Eduardo Nieves, Jr.
Asst. Secretary

Dated: June 11, 1998

(This page is intentionally left blank.)

APPENDIX

ASSET PURCHASE AGREEMENT
AMONG
ARMOR HOLDINGS, INC.,
FEDERAL LABORATORIES, INC.,
AND
MACE SECURITY INTERNATIONAL, INC.

Dated as of April 2, 1998

(This page is intentionally left blank.)

ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT, dated as of April 2, 1998, among Armor Holdings, Inc., a Delaware corporation with offices at 13386 International Parkway, Jacksonville, Florida 32218 ("AHI"), Federal Laboratories, Inc., a Delaware corporation and a wholly-owned subsidiary of AHI with offices at 13386 International Parkway, Jacksonville, Florida 32218 (the "Purchaser") and Mace Security International, Inc., a Delaware corporation with offices at 160 Benmont Avenue, Bennington, Vermont 05201 (the "Seller").

W I T N E S E T H :

WHEREAS, AHI desires to acquire, through the Purchaser, and the Seller desires to sell, certain of the property and assets of the Seller upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE,
the parties hereto, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

ARTICLE I

Definitions

In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings indicated below:

"Affiliate" shall mean, with respect to any Person, any Person that directly or indirectly controls, is controlled by or is under common control with the Person in question.

"Agreement" shall mean this Asset Purchase Agreement, together with all exhibits and schedules referred to herein.

"Backlog" shall
mean all of the Seller's (i) international orders evidenced by fully executed purchase orders and license applications that are A) set forth on Schedule
1.1 hereto (with margins determined at Seller's Standard Cost), or B) with respect to international orders received by the Seller from and after the date hereof, approved in writing by the Purchaser, and (ii) domestic orders evidenced by fully executed purchase orders that are A) set forth set forth on Schedule 1.1 hereto , or B) in excess of $7,500, received by the Seller from and after the date hereof and are approved in writing by the Purchaser, or C) $7,500 or less, received by the Seller from and after the date hereof that are either (i) approved in writing by Purchaser or (ii) provide for the Seller's standard gross margins and accompanied by a guaranty of full payment made by the Seller in favor of the Purchaser, all of which are entered on the books of the Seller prior to the Closing Date in the ordinary course of its business but not yet shipped; provided, however, that Backlog shall be deemed to exclude the orders set forth on Schedule 1.2 hereto;

"Commission" shall
mean the Securities and Exchange Commission.

"Common Stock" shall mean the
common stock of AHI, par value $.01 per share.

"Consumer Market" shall mean
all markets other than the Law Enforcement Market.

"CS" shall mean O-chlorobenzalmalononitrile.

"CS-1" shall mean a compound consisting of CS and a flow agent.

"Environmental Laws" shall mean all laws, regulations and other federal, state or local governmental requirements, and all applicable judgments, orders, writs, notices, decrees, permits, licenses, approvals, consents or injunctions relating to the generation, management, handling, transportation, treatment, disposal, storage, delivery, discharge, release or emission of any waste, pollutant or toxic or hazardous substance (including, without limitation, asbestos, radioactive material and pesticides) utilized by the Seller in its business or to any other actions, omissions or conditions affecting the environment.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Financial Statements" shall
mean the audited balance sheets of the Seller as at December 31, 1997, December 31, 1996 and December 31, 1995 and the related statements of income, cash flows and retained earnings for the fiscal years then ended, including any related notes, each prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied with prior periods and publicly filed or to be publicly filed in its next annual report with the Securities and Exchange Commission.

"Law Enforcement Market" shall
mean the market consisting of domestic and international law enforcement, military, correctional and governmental agencies and personnel (in their professional capacity), but exclusive of retail sales of aerosol products at cop shop or security center stores that are owned or franchised by the Seller and/or its Affiliates.

"Licensed Mark", or "Licensed Marks" shall mean the Mace trademarks set forth on Schedule 1.3 hereto limited to use as set forth in the License Agreement, as hereinafter defined.

"Mace Common Stock" shall mean the common stock of the Seller, par value $.01 per share.

"Patent" shall mean the Patent on the Mark VI mold (Patent No. 5,348,193).

"Person" shall
mean any natural person, corporation, unincorporated organization, limited liability company, partnership, limited liability partnership, association, joint stock company, joint venture, trust or government, or any agency or political subdivision of any government, or any other entity.

"Product" shall have the meaning ascribed to it in Section 3.18 hereof.

"Purchased Marks"
shall mean all trademarks, tradenames and service marks listed on Schedule
1.4 hereto and used exclusively by the Law Enforcement Division, except for the Licensed Mark and the Patent.

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Unrelated Accounting Firm" shall mean a nationally recognized "Big Six" accounting firm that has not provided audit services to AHI, the Purchaser or the Seller within two years prior to the date of this Agreement.

ARTICLE II

Purchase of Assets; Consideration

ss.2.1 Terms of the Purchase

On the basis of the representations, warranties, covenants, and agreements contained in this Agreement and subject to the terms and conditions of this Agreement:

(a) The Seller shall sell, assign, transfer, and convey to the Purchaser at the Closing, as hereinafter defined, pursuant to instruments of assignment and bills of sale reasonably satisfactory to the Purchaser, those properties and assets of the Seller, through the date of the Closing, used in the operation of the Seller's Federal Laboratories business and law enforcement aerosol business, which comprise its Law Enforcement Division (the "LE Division"), and those products manufactured, developed, distributed or sold by the LE Division or sold by the Seller to the Law Enforcement Market, including, without limitation, the Purchased Marks, contractual rights, books and records (other than stock ledgers and stock transfer books), business and good will of or relating to the foregoing, including, without limitation, those assets more fully set forth on Schedule 2.1(a) hereto (collectively, the "Purchased Assets").

(b) Anything in this
Agreement to the contrary notwithstanding, there shall be excluded from the Purchased Assets (the "Excluded Assets") those assets, properties and rights
(i) which pertain exclusively to the Seller's business of selling products to the Consumer Market, such as aerosol and buy-sell consumer products (the "Consumer Division"), (ii) all assets of the Seller's Mace Anti-Crime Bureau, a division that manufactures, markets and sells products relating to financial security, including but not limited to security training videos, training materials and publications, dye packs, alarms, and security transport devices, and the technology and formulations relating thereto ("MACB"), (iii) comprised of the Licensed Mark, the Patent and all other trademarks, trade names, service marks and patents used by the Seller for the manufacture, marketing or sale of its products to the Consumer Market, exclusive of the Purchased Marks, (iv) which are specifically set forth in
Schedule 2.1(b) hereto, including, but not limited to, CS-1, and (v) designated by the Purchaser or AHI on or prior to the Closing Date, without affecting the Purchase Price, as hereinafter defined. The Seller shall continue to assume all liability for all of such Excluded Assets. The Seller agrees that the only assets of the Seller used in the operation of both the LE Division and the Consumer Division are comprised of Mark III, Mark IV molds, and such other assets listed on Schedule 2.1(c) hereto. The Seller agrees to give the Purchaser reasonable access to such assets and will reasonably cooperate with the Purchaser to ensure that the Purchaser is provided with parts from such molds on substantially the same terms as currently provided by the Seller to the Purchaser (i.e. any profit margins and costs).

(c) The Purchaser shall pay to the Seller, as set forth below, aggregate consideration of an amount (the "Purchase Price") equal to the net book value of the Purchased Assets, which shall be the sum of the following, but, with respect to (ii), (iii) and (iv) below, in no event less than $3,117,325.00 , plus the sum of $200,000, less any deposits received by Seller for Backlog:

(i) $2,636,526, representing 100% of the net book value of inventory of the LE Division (as more fully set forth on Schedule 2.1(a) hereto), as shown on the audited balance sheet of the Seller for the fiscal year ended December 31, 1997, and consistent with the Seller's valuation as of December 31, 1996 for the LE Division, which book value shall be (a) increased by all inventory purchases from December 31, 1997 through the Closing Date (as defined in Section 2.2 hereof) in an amount equal to the Seller's standard cost for such inventory, and (b) decreased by A) all sales of inventory from December 31, 1997 through the Closing Date, and B) all inventory relating to unshipped orders set forth on Schedule 1.2 (all such increases and decreases to inventory shall be valued consistent with the accounting policies and procedures applied by the Seller in the preparation of its audited balance sheets as at December 31, 1997 and 1996, which shall be consistent with
GAAP);

(ii) $1,540,835, representing 100% of the net book value of the fixed assets of the LE Division (as more fully set forth on Schedule 2.1(a) hereto), as shown on the audited financial statements of the Seller for the fiscal year ended December 31, 1997; provided, however, that the book value of such fixed assets shall not exceed $1,569,613;

(iii) $926,490, representing 100% of the net book value of the intangible property of the LE Division, inclusive of goodwill and the Purchased Marks but exclusive of the Licensed Mark and Patent (as more fully set forth on Schedule 2.1(a) hereto), priced as shown on the audited financial statements of the Seller for the fiscal year ended December 31, 1997; provided, however, that the book value of such intangible property (exclusive of the Mace(R) trademark) shall not exceed $926,490, and

(iv) $650,000.00, payable to Trademark Corp. (as hereinafter defined) representing a one-time fee in consideration for the use of the Licensed Mark and the Patent pursuant to the License Agreement.

(d) The Purchase Price shall be paid at the Closing by the Purchaser, in its sole and absolute discretion, in one of the following methods:

(i) 100% of the Purchase Price shall be paid in cash, by wire transfer or certified or bank cashier's check, subject to adjustment as set forth in
Section 2.4 hereof, of which the first $600,000 shall be held back and dealt with by the Purchaser as provided in Section 5.3(d) hereof, and the remainder thereof shall be paid directly to the Seller; or

(ii) The first $5,200,000 (or if the Purchase Price is less, such lesser amount) of the Purchase Price shall be paid in cash, by wire transfer or certified or bank cashier's check, subject to adjustment as set forth in
Section 2.4 hereof, and the remaining portion thereof shall be paid through the issuance of certificates registered in the Seller's name for an aggregate number of shares registered under the Securities Act and as to which no stop order is in effect of Common Stock (the "AHI Shares") having a value, as determined by the average closing price of the Common Stock on the American Stock Exchange for the ten consecutive trading day period ending three days prior to the Closing Date, of which a certificate representing such number of shares of Common Stock having a value of $600,000 (valued as described above) together with stock powers duly executed in blank and medallion guaranteed in appropriate form for transfer and with cash equal and to the extent the AHI Shares have a value of less than $600,000, shall be held back and dealt with as provided in Section 6.3(d) hereof. Notwithstanding the foregoing, the Purchaser shall be permitted to deliver AHI Shares which are not registered under the Securities Act, in the event additional time beyond the Closing Date, as hereinafter defined, is needed to comply with the Securities Act with respect to the filing of a post-effective amendment or a prospectus supplement to its Registration Statement on Form S-4, Registration No. 333-38759, pursuant to which the AHI Shares will be issued; provided, however that if the AHI Shares are not registered under the Securities Act by the first Release Date, as hereinafter defined, then the Seller shall return the AHI Shares to the Purchaser within ten (10) days of such Release Date in exchange for payment of the balance of Purchaser Price (to the Seller and/or the Holdback Account, as appropriate) in cash as set forth above.

(e) Neither AHI nor the Purchaser shall assume or be responsible for any obligation or liability of the Seller of any nature, fixed, absolute, accrued, contingent or otherwise, except for contracts, purchase orders and similar obligations included in the Purchased Assets.

(f) The Purchaser shall determine allocations among the Purchased Assets and shall submit such allocations to the Seller and the parties agree to file tax returns consistent with such allocations.

(g) With respect to any properties or assets sold hereunder that cannot be physically delivered to the Purchaser because they are in the possession of third parties or otherwise, the Seller shall give irrevocable instructions to the party in possession thereof, if such be the case, with copies to the Purchaser, that all right, title, and interest therein have been vested in the Purchaser and that the same are to be held for the Purchaser's exclusive use and benefit.

(h) Except as set forth on Schedule 2.1 (h), to the extent that the assignment by the Seller to the Purchaser of any contract, agreement, instrument, lease, license, understanding, or arrangement to be assigned to the Purchaser hereunder shall require the consent of a party other than the Seller which has not been obtained by the Closing and if AHI and the Purchaser shall nevertheless elect to consummate the transactions contemplated by this Agreement, this Agreement shall not constitute an agreement to assign the same if an attempted assignment without such consent would constitute a breach thereof unless the Purchaser before or at the Closing elects in a writing delivered to Seller, specifically identifying such absent consent, to waive such consent. Except as set forth on Schedule
2.1 (h), nothing in this Section 2.1(h) regarding such non-assignment or such election shall limit any rights AHI or the Purchaser may have against the Seller as a result of the failure to obtain such consent.

ss.2.2 The Closing

The closing of the transactions contemplated by this Agreement shall take place at the offices of Kane Kessler, P.C., 1350 Avenue of the Americas, New York, New York, at 10:00 A.M., New York time on or about June 1, 1998, or such other date, time or place as the parties may agree (the "Closing Date"); provided, however, that the Seller shall be permitted to delay the Closing Date for up to a maximum of forty-five (45) days to the extent required to comply with (i) any rules and regulations of the Nasdaq National Market System requiring shareholder approval of the transactions contemplated hereby, and (ii) the Exchange Act with respect to the distribution of an Information Statement to the Seller's stockholders and the filing of such Information Statement with the Commission. The closing of the transactions contemplated by this Agreement is herein called the "Closing."

ss.2.3 Transactions at the Closing

The following transactions shall take place at the Closing:

(a) The Seller shall deliver to the Purchaser all such bills of sale, assignments, evidences of consent, and other instruments or documents as in the opinion of the Purchaser and its counsel may be necessary or desirable to evidence or perfect the sale, assignment, transfer, and conveyance of good and marketable title to the Purchased Assets, in each case free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances. The Seller shall also deliver to the Purchaser all books and records of the Seller relating to or used in the business of the LE Division, or copies thereof to the extent such books and records are also used by Seller in connection with its operation of the Consumer Division.

(b) The Purchaser shall pay the Purchase Price to the Seller, in accordance with Section 2.1(c) and (d) hereof.

ss.2.4 Right of the Purchaser to Withhold Future Payments

Without limiting such other rights as AHI or the Purchaser may have, if, prior to the time the Purchase Price, including, if applicable, the AHI Shares, are delivered pursuant to Section 2.1(d), the Purchaser has actual knowledge (as defined in Section 5.2) of a breach of any representation, warranty, covenant, or agreement of the Seller contained in this Agreement, the Purchaser shall give written notice thereof to the Seller, who shall then have ten (10) days to cure, or commence a cure which can and shall be completed within thirty (30) of such commencement, but in no event later than June 30, 1998, of any such breach (during which time the Closing shall be delayed). After the expiration of any such ten (10) day period, if such breach shall continue, the Closing shall, at the election of the Purchaser, be held provided that the Purchaser may deduct from the cash portion of the Purchase Price payable pursuant to Section 2.1(d)(i) or (ii) hereof an amount, which shall in no event exceed $400,000.00, which the Purchaser in good faith believes to be, equal to the aggregate of Liabilities, as hereinafter defined incurred or demonstrably in prospect of being incurred by AHI or the Purchaser in connection with such breach. The Seller shall then have thirty (30) days after the Closing to give notice to the Purchaser of any objections to the amount of such deduction. If no such notice of objection is given, then the deduction made by the Purchaser shall be final and binding on the Seller. If notice of objection is given, the parties shall consult with each other with respect to the objections. If the parties are unable to reach agreement within thirty (30) days after the notice of objection has been given, the issue as to whether a breach occurred shall be resolved by arbitration in accordance with Section 8.19 hereof and the amount of any adjustment shall be determined by an Unrelated Accounting Firm. Such resolution shall be final and binding on the parties. Any adjustments in favor of the Seller made by the Unrelated Accounting Firm shall be paid to the Seller with interest accruing from the Closing Date at the thirty (30) day treasury rate. The fees and expenses of the arbitrators and the Unrelated Accounting Firm shall be paid half by the Seller and half by the Purchaser. Notwithstanding the foregoing, within twelve months following the Closing, the Purchaser shall submit to the Seller written documentation of all Liabilities incurred by the Purchaser as a direct result of any breach that causes a reduction in the amount payable to the Seller at Closing pursuant to this Section 2.4. The Purchaser shall pay to the Seller the amount by which the actual Liabilities incurred by the Purchaser as a result of any such breach is less than any such deducted amount. In the same manner the Seller shall reimburse the Purchaser the amount by which the Liabilities actually incurred by the Purchaser as a result of such breach exceeds any amount deducted pursuant to this Section 2.4.

ARTICLE III

Representations and Warranties of the Seller

In order to induce AHI and the
Purchaser to enter into this Agreement and the License Agreement and to consummate the transactions contemplated hereby, the Seller makes the representations, warranties and covenants set forth below to AHI and the Purchaser. For purposes of this Article III, all references to the LE Division shall be deemed to include the Purchased Marks, the Licensed Mark and the Patent.

ss.3.1 Organization

(a) The Seller is a corporation duly
organized, validly existing and in good standing under the laws of the State of Delaware. The Seller is duly qualified to transact business in all jurisdictions where the ownership or leasing of the Purchased Assets or the conduct of the business of the LE Division requires such qualification. Each jurisdiction in which the Seller is so qualified is listed on Schedule 3.1 hereto. The Seller has the requisite corporate power and authority to own or lease and operate its properties and conduct the business of the LE Division as presently conducted.

(b) Trademark Corp., is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Trademark Corp. is duly qualified to transact business in all jurisdictions where the ownership or leasing of the Licensed Mark requires such qualification. Trademark Corp. has the requisite corporate power and authority to own and license the Licensed Marks.

ss.3.2 Authorization; Enforceability

The Seller has the corporate power and authority to execute, deliver and perform this Agreement. This Agreement and all other documents to be executed and delivered by the Seller and/or Trademark Corp. pursuant to this Agreement has been or will be duly authorized, executed and delivered and, when executed and delivered, will constitute the legal, valid and binding obligations of the Seller or Trademark Corp., as applicable, enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

ss.3.3 No Violation or Conflict

The execution, delivery and performance of this Agreement and the documents attached as Exhibits hereto, as applicable, by the Seller, and the Security Agreement (as hereinafter defined), by Trademark Corp. and the consummation by the Seller and Trademark Corp. of the transactions contemplated hereby and thereby: (a) except as forth on Schedule 3.3 do not violate or conflict with any provision of law or regulation (whether federal, state or local), or any writ, order or decree of any court or governmental or regulatory authority, or any provision of the Seller's Certificate of Incorporation or Bylaws; and (b) except as set forth on Schedule 3.3 hereto, do not, with or without the passage of time or the giving of notice, or both, result in the breach of, or constitute a default, cause the acceleration of performance or require any consent under, or result in the creation of any lien, charge or encumbrance upon any of the Purchased Assets, Licensed Mark or the Patent, (other than pursuant to the Security Agreement) pursuant to any instrument or agreement to which the Seller or Trademark Corp. is a party or by which the Seller or Trademark Corp. or their respective properties may be bound or affected, other than instruments or agreements as to which consent shall have been obtained or waived at or prior to the Closing .

ss.3.4 Consents of Governmental Authorities and Others

Except as set forth on
Schedule 3.4 hereto, no consent, approval or authorization of, or registration, qualification or filing with, any federal, state or local governmental or regulatory authority, or any other Person, is required in connection with the execution, delivery or performance of this Agreement by the Seller or the consummation by the Seller of the transactions contemplated hereby.

ss.3.5 Conduct of Business

Except as disclosed on Schedule 3.5
hereto, since December 31, 1997, the Seller has conducted business of the LE Division in the ordinary and usual course and there has not occurred any material adverse change in the condition (financial or otherwise), results of operations, por business of the LE Division or the Purchased Assets. Without limiting the generality of the foregoing, except as disclosed on Schedule 3.5 hereto, since December 31, 1997, the Seller has not, with respect to or affecting the LE Division or its liabilities or the Purchased Assets: (a) suffered any damage, destruction or loss, whether or not covered by insurance, on any of its properties, assets, or business used in the operation of the LE Division; (b) granted or made any mortgage or pledge or subjected any of its properties or assets used in the operation of the LE Division or the Purchased Assets to any lien, charge or encumbrance of any kind, except liens for taxes not currently due other than liens and encumbrances that will be released at or prior to the Closing; or (c) received notice of any material adverse change in its relationship with any financial institution, customer or supplier with which it currently does business, nor is it aware of any circumstances that could reasonably lead to such a change, nor does the Seller have any knowledge of any of the foregoing.

ss.3.6 Litigation

Except as set forth on Schedule 3.6 hereto, there are no actions, suits, investigations, claims or proceedings ("Litigation") pending or, to the knowledge of the Seller, threatened before any court or by or before any governmental or regulatory authority or arbitrator, (a) affecting the LE Division (as plaintiff or defendant) which could reasonably be expected to, have a material adverse effect on the condition (financial or otherwise), results of operations, or business of the LE Division or (b) against the Seller relating to the Purchased Assets, the transactions contemplated by this Agreement or product liability or similar liability and there exist no facts or circumstances known to Seller creating any reasonable basis for the institution of any such action, suit, investigation, claim or proceeding described above. Schedule 3.6 reflects whether or not Litigation referred to thereon is covered by Seller's insurance policies for product liability.

ss.3.7 Brokers

The Seller has not
employed any financial advisor, broker or finder, with respect to which the Purchaser has incurred or will incur any broker's, finder's, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement.

ss.3.8 Compliance

The Seller,
with respect or relating to the LE Division and the Purchased Assets is in material compliance with all federal, state, local and foreign laws, ordinances, regulations, judgments, rulings, orders and other requirements applicable to it including, without limitation, those relating to (a) the development, manufacture, packaging, distribution and marketing of products and (b) employment, safety and health. The Seller is not subject to any judicial, governmental or administrative order, judgment or decree which relate to or bind the LE Division or the Purchased Assets. The Purchaser has been furnished with true and correct copies of all material reports of inspections of the LE Division through the date hereof, under all applicable federal, state, foreign and local laws and regulations.

ss.3.9 Rights, Warrants, Options

Except as set forth in Schedule 3.9 hereto, there are no outstanding (a) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of the Seller; (b) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of the Seller; or (c) commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by the Seller of any capital stock or other equity interests of the Seller.

ss.3.10 Financial Statements and Other Financial Information

The Seller has previously delivered to the Purchaser true and complete copies of certain financial information other than projections (the "Financial Information"), it being understood that any portions thereof pertaining exclusively to the Consumer Division may be deleted. The Financial Statements and the Financial Information: (a) have been prepared in accordance with the books of account and records of the Seller; and (b) fairly present, and are true, correct and complete statements in all material respects of the Seller's financial condition and the results of its operations at the dates and for the periods specified therein; and (c) have been prepared in accordance with GAAP consistently applied with prior periods.

ss.3.11 Title to Personal Property

The Seller has, or will have as
of the Closing, good and marketable title to the Purchased Assets, free and clear of any security interests, liens, claims, charges or encumbrances whatsoever, except as set forth in Schedule 3.11 hereto or specifically identified as such in the December 31, 1997 Financial Statements. Except for the Leases specifically identified in Schedule 3.11 hereto, there are no assets owned by any third party which are used in the operation of the LE Division, as presently conducted.

ss.3.12 Board Approval

The Board of
Directors of the Seller and of Trademark Corp. has approved this Agreement, the License Agreement and the transactions contemplated hereby and thereby, in accordance with applicable law and as of the Closing Date the Board of Directors of Trademark Corp. will have approved the License Agreement, as hereinafter defined, and the Security Agreement.

ss.3.13 Insurance

Schedule
3.13 sets forth a true and complete list of all material insurance policies, exclusive of worker's compensation policies and directors and officer's insurance (the "Insurance Policies") providing insurance coverage of any nature used in the operation of the LE Division. The Seller has previously made available to Purchaser a true and complete copy of all of such insurance policies, as amended to the date hereof. Such policies are sufficient for compliance by the Seller with all requirements of law and all agreements to which the Seller is a party or by which any of its assets are bound. All of such policies are in full force and effect and are valid and enforceable in accordance with their terms, and the Seller has complied with all material terms and conditions of such policies, including premium payments. None of the insurance carriers has indicated to the Seller an intention to cancel any such policy. Except as set forth on Schedule 3.13, the Seller has no material claim pending against any of the insurance carriers under any of such policies relating to the LE Division and Seller has no knowledge of any actual or alleged occurrence which could reasonably be expected to give rise to any such claim.

ss.3.14 Licenses

Schedule 3.14 hereto lists all authorizations, consents, approvals, franchises, licenses, including operating licenses, and permits required under applicable law or regulation for the operation of the LE Division as presently operated (the "Governmental Authorizations"). Schedule 3.14 hereto also lists all products of the LE Division which are exported by part number (listed under "item") and commodity jurisdiction export numbers (listed under "class") and also lists all products of the LE Division which are exported but that do not require Governmental Authorizations. All the Governmental Authorizations have been duly issued or obtained and are in full force and effect, and the Seller is in compliance with the terms of all the Governmental Authorizations. The Seller does not have any knowledge of any facts which could reasonably be expected to cause it to believe that the Governmental Authorizations will not be renewed by the appropriate governmental authorities in the ordinary course. Neither the execution, delivery nor performance of this Agreement shall adversely affect the status of any of the Governmental Authorizations.

ss.3.15 Proprietary Rights

Set forth on Schedule 3.15(a) hereto is a list of (i) the Purchased Marks, and
(ii) books and other records containing each formulation, procedure, process, trade secret, know-how and proprietary information, including the formulations, procedures, processes, trade secrets, know-how and proprietary information licensed pursuant to the License Agreement ("Licensed Formulations") or used or necessary in connection with the operation of the LE Division (together with the licensed Formulations, the "Formulations"). Except as set forth on Schedule 3.15(a) hereto: (a) the Seller is the sole and exclusive owner of all right, title and interest in and to all of the trademark registrations and applications for the Purchased Marks and the Licensed marks listed on Schedule A to License Agreement (the "Schedule A Marks") and has the right to use all such intellectual property and to license the Licensed Marks, the Patent and the Licensed Formulations; (b) no royalties or fees (license or otherwise) are payable by the Seller to any Person by reason of the ownership or use of any of the Purchased Marks, Licensed Marks, Patent or Formulations (collectively, the "Intangible Property"); (c) there have been no claims made against the Seller asserting the invalidity, abuse, misuse, or unenforceability of the Licensed Marks and the Purchased Marks (the "Marks") and with respect to the Schedule A Marks and the Purchased marks only (the "Premier Marks"), Seller has no knowledge of the existence of any reasonable grounds for any such claims; (d) the Seller has not made any claim of any violation or infringement by others of its rights in the Marks and, with respect to the Premier Marks only, Seller has no knowledge of any reasonable grounds for such claims to exist; (e) to the Seller's knowledge, the use of the Marks is not infringing upon the asserted rights of others and, to the Seller's actual knowledge, none of the use of the Intangible Property by the Seller, the operation of the LE Division, the manufacture of its products, nor are the Formulations infringing upon any rights of others; (f) the Intangible Property includes all rights necessary for the Seller to be engaged in the business of the LE Division as presently being conducted; (g) to Seller's good faith belief, the consummation of the transactions contemplated hereby will not alter or impair the Marks; (h) no interest of the Seller's rights to any of the Marks has been assigned, transferred, licensed or sublicensed by the Seller to third parties, other than to AHI or an Affiliate of AHI; (i) to the extent that any item constituting part of the Intangible Property has been registered with, filed in or issued by, as the case may be, any governmental or other regulatory authority, such registrations, filings or issuances are listed on
Schedule 3.15(a) hereto, and, to Seller's knowledge, remain in full force and effect.

Notwithstanding the foregoing, Seller makes no representations or warranty that the Patent or Marks or any registration covered by this Agreement are valid or that any Formulation constitutes legally protected proprietary information. Furthermore, it is understood and agreed that Seller makes no representation or warranty that AHI's or Purchaser's or any of their respective Affiliate's exercise of any rights under this Agreement will not result in the infringement of any rights of a third party. Seller shall have no liability to AHI or Purchaser or any of their respective Affiliates for any damages of any kind resulting from the infringement of the rights of any third party as a result of the exercise of the rights granted under the License Agreement or as a result of any determination that any or all of the Marks or Patent or any registrations are invalid or unenforceable or any determination that the Formulations are not legally protected as confidential proprietary information.

ss.3.16 Major Customers and Suppliers; Supplies

Attached as Schedule 3.16 hereto is a list of the ten (10) largest customers (measured by dollar volume) of the LE Division and all suppliers of significant goods or services used in the operation of the LE Division for the period ended December 31, 1997. Except as set forth in Schedule 3.16 hereto, there has not been and, to its knowledge, there will not be any material adverse change in the relations of the Seller with its respective suppliers, contractors, licensors and lessors used in the operation of the LE Division, as a result of the announcement or consummation of the transactions contemplated by this Agreement and the Seller has no knowledge that any of the Seller's suppliers used in the operation of the LE Division, has or is contemplating terminating its relationship with the LE Division of the Seller. To the Seller's knowledge, no such major customer or supplier has experienced any type of work stoppage or other material adverse circumstances or conditions that may materially adversely affect the Purchaser's future relationship with any such supplier. Except as set forth on Schedule 3.16, there are no pending disputes or controversies between any such supplier of the Seller, and to Seller's knowledge there exist no facts which in the future could reasonably be expected to impair the relationship of the Purchaser with such suppliers.

ss.3.17 Tax Matters

All tax returns and tax
reports required to be filed with respect to the LE Division have been timely filed (or appropriate extensions have been obtained or the issue has been remedied in accordance with applicable law) with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, all of the foregoing as filed are true, correct and complete and, in all respects, reflect accurately all liability for taxes of the Seller for the periods to which such returns relate, and all amounts shown as owing thereon have been paid. All income, profits, franchise, sales, use, value added, occupancy, property, excise, payroll, FICA, FUTA and other taxes (including interest and penalties), if any, collectible or payable by the Seller or relating to or chargeable against any of its assets, revenues or income through December 31, 1997, and through the Closing Date, were fully collected and paid by such date or provided for by adequate reserves in the December 31, 1997 Financial Statements and all similar items due through the Closing Date will have been fully paid by that date or provided for by adequate reserves.

ss.3.18 Products

Except as set forth on Schedule 3.18
hereto, Seller has no knowledge of any set of facts (i) which could reasonably be expected to furnish a basis for the recall, withdrawal or suspension of any product, governmental license, approval or consent of any governmental or regulatory agency with respect to any product manufactured, developed, distributed or sold by the LE Division (the "Products"), (ii) which could reasonably be expected to furnish a basis for the recall, withdrawal or suspension by order of any state, federal or foreign court of law of any Product, or (iii) which could reasonably be expected to cause the Seller to recall, withdraw or suspend any such Product from the market or to change the marketing classification of any such Product. True, correct and complete copies of all material correspondence received or sent by or on behalf of the Seller relating to violations of governmental laws, rules or regulations affecting the LE Division during the past year.

ss.3.19 Solvency

The Seller is able to pay its debts as they mature and, to the best of its knowledge, the transfer of the Purchased Assets by the Seller to Purchaser in accordance with the terms of this Agreement shall not constitute a voidable preference or transfer in fraud by any creditor of the Seller under applicable federal or state insolvency law.

ss.3.20 Inventories

The Seller
has and, until the Closing, will continue to have adequate quantities and types of inventory to enable it to conduct the business of the LE Division as presently conducted and as anticipated to be conducted. Except as set forth on Schedule 3.20 hereto, all inventory of the Seller and all fixed and tangible assets which are included in the Purchased Assets is located in its warehouse facility in Bennington, Vermont. Schedule 3.20 discloses the locations of such assets.

ss.3.21 Absence of Certain Business Practices

Except as set forth in Schedule 3.21, none of the Seller, its related parties or any Affiliate of the Seller, or to its knowledge, any other Person acting on behalf of the Seller, acting alone or together, has with respect to the business or activities of the LE Division: (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, trading company, shipping company, governmental employee or other Person with whom the Seller has done business directly or indirectly; or (b) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company, governmental employee or other Person who is or may be in a position to help or hinder the business of the Seller (or assist the Seller in connection with any actual or proposed transaction) which (i) may subject the Seller to any material damage or any penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, may have had a material adverse effect on the assets, business or, operations of the Seller as reflected in the Financial Statements or (iii) if not continued in the future, may materially adversely affect the condition (financial or otherwise), business or results of operations of the LE Division or subject the LE Division to suit or penalty in any private or governmental litigation or proceeding.

ss.3.22 Accounts and Notes Receivable

In order to facilitate
the Seller's continued collection thereof, the Seller has delivered or will deliver as of the Closing Date to Purchaser a true and complete aged list of unpaid accounts and notes receivable owing to the Seller in connection with its operation of the LE Division as of December 31, 1997, March 31, 1998 and as of the Closing Date (together with the Closing Date Receivables referred to in Section 5.12, the "Receivables"). All of the Receivables (as in effect as of the Closing Date constitute or will constitute as of the Closing Date only bona fide, valid and binding claims arising in the ordinary course of the Seller's operation of the LE Division, subject to no valid counterclaims or setoffs, at the aggregate recorded amount thereof subject to normal reserves for doubtful accounts.

ss.3.23 LE Division Assets

The Purchased
Assets, except for the Excluded Assets and any Copyright interests owned by parties other than the Seller, include all assets owned or used by the Seller which relate to or are used or useful in the operation of the LE Division or the manufacture or development of the Products.

ss.3.24 Disclosure

The Seller
has filed or will file, within required time periods, in compliance with applicable law, all reports, registration statements and filings, including any necessary amendments thereto ("Filings"), required to be filed by it pursuant to the Exchange Act and the Securities Act. No representation or warranty of the Seller contained in this Agreement, and no statement, report, Filing or certificate furnished by or on behalf of the Seller pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading or omits or will omit to state a material fact necessary in order to provide the Seller's stockholders with full and proper information as to the business, financial condition, or results of operations of the LE Division.

ARTICLE IV

Representations and Warranties of AHI and the Purchaser

In order to induce the Seller to enter into this Agreement and to consummate the transactions contemplated hereby, AHI and the Purchaser, jointly and severally, make the representations and warranties set forth below to the Seller.

ss.4.1 Organization; Standing and Power

Each of
AHI and the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of AHI and the Purchaser is, or will be as of the Closing Date, duly qualified to transact business as a foreign corporation in all jurisdictions where the ownership or leasing of its respective properties or the conduct of its respective businesses requires such qualification. Each of AHI and the Purchaser has all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

ss.4.2 Authorization; Enforceability

The execution, delivery and
performance of this Agreement by AHI and the Purchaser and the consummation by AHI and the Purchaser of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of AHI and the Purchaser. This Agreement and any and all other documents to be executed and delivered by AHI and the Purchaser pursuant to this Agreement have been duly executed and delivered by AHI and the Purchaser, and constitutes the legal, valid and binding obligation of AHI and the Purchaser, enforceable in accordance with their terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

ss.4.3 No Violation or Conflict

The execution, delivery
and performance of this Agreement by AHI and the Purchaser and the consummation by AHI and the Purchaser of the transactions contemplated hereby: (a) except as set forth on Schedule 3.3 do not violate or conflict with any provision of law or regulation (whether federal, state or local), or any writ, order or decree of any court or governmental or regulatory authority, or any provision of AHI's or the Purchaser's Certificate of Incorporation or Bylaws; and (b) except as set forth on Schedule 3.3 hereto, do not, with or without the passage of time or the giving of notice, or both, result in the breach of, or constitute a default, cause the acceleration of performance or require any consent under, any instrument or agreement to which AHI or the Purchaser is a party or by which AHI or the Purchaser or their respective properties may be bound or affected, other than instruments or agreements as to which consent shall have been obtained or waived at or prior to the Closing.

ss.4.4 Validity of AHI Common Stock

The AHI Shares,
when issued in accordance with the terms and provisions of this Agreement, will be validly authorized, validly issued, fully paid and nonassessable. Such AHI Shares shall be of the same class and having the same rights as the duly authorized shares of Common Stock. Except as set forth in Section 2.1(d), as of the Closing Date, the AHI Shares have been or will be registered with the Commission under the Securities Act, such registration statement is or shall be declared effective and no stop order shall be in effect as of the Closing Date, with respect to the AHI Shares.

ss.4.5 Brokers

Neither AHI nor the Purchaser has employed any financial advisor, broker or finder with respect to which the Seller will incur any broker's, finder's, investment banking or similar fees, commissions or expenses, in connection with the transactions contemplated by this Agreement.

ARTICLE V

Additional Agreements

ss.5.1 Survival

The representations, warranties, covenants and agreements of AHI, the Purchaser and the Seller set forth in this Agreement shall survive the Closing Date for a period of one year; provided, however, that such limitation shall not apply with respect to any action based upon wrongful intent or fraudulent actions, or wrongfully intentional:
misrepresentations or breaches of any party.

ss.5.2 Investigation

The representations, warranties, covenants and agreements set forth in this Agreement shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties, covenants and agreements were made; provided, however, that each of the parties hereto agrees not to intentionally conceal, prior to the Closing, from the other parties hereto, any actual knowledge of any breach of any of such representations, warranties, covenants and agreements. With respect to AHI or the Purchaser, the phrase "actual knowledge" means the conscious awareness of Rob Schiller, Debbie Conley, Michael Elliot, and, with respect to inventory only, Ken Kichner. All statements contained herein or in any schedule, certificate, exhibit, list or other document delivered pursuant hereto, shall be deemed to be representations and warranties for purposes of this Agreement.

ss.5.3 Indemnification

(a) By Seller. Subject to the limitations set forth in
Section 5.1, the Seller agrees to indemnify and hold harmless AHI, the Purchaser, and their respective directors, officers, employees and agents from, against and in respect of, the full amount of any and all liabilities, actions, suits, proceedings, damages, claims, deficiencies, fines, assessments, judgments, losses, taxes, penalties, interest, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel ("Liabilities"), arising from, (i) any breach or violation of any of the representations, warranties, covenants or agreements of the Seller contained in this Agreement or any agreement referred to herein and delivered at or prior to the Closing; (ii) any act or failure to act of the Seller or the conduct of its business arising or occurring on or prior to the Closing Date without regard to whether such claim exists on the Closing Date or arises at any time thereafter in respect of or relating to, directly or indirectly, the Purchased Assets, the Licensed Mark or the Patent; (iii) any obligation or liability of the Seller of any nature, fixed, absolute, accrued, contingent or otherwise, not assumed by AHI or the Purchaser in accordance with this Agreement, including any obligation or liability relating to any product distributed, manufactured or sold by the Seller prior to or after the Closing Date; (iv) any third party claims relating to the use by the Seller of the Licensed Marks, the Patent or the formulations licensed pursuant to the License Agreement that do not arise primarily out of or relate primarily to any act or failure to act on the part of the Purchaser or AHI; (v) any breach or violation of the Non-Compete Agreements by the parties thereto, provided, however, that, the Seller shall have no obligation to the Purchaser under this clause (v) for any actions other than by the Seller;
(vi) any sale by the Purchaser of any of the Products in accordance with
Section 5.15 hereof, to the extent any such Liability arises out of any act or failure to act on the part of the Seller prior to the Closing Date; (vii) any failure by the Seller to comply with any applicable "bulk sales, "bulk transfer" or similar laws including the time period and other requirements thereof as then in effect (the "Bulk Sale Provisions"); and (viii) any violation or alleged violation of any Environmental Laws relating to the Purchased Assets.

(b) By AHI and the Purchaser. Subject to the limitations set forth in Section 5.1, AHI and the Purchaser agree, jointly and severally, to indemnify and hold harmless the Seller and its directors, officers, employees and agents, from, against and in respect of, the full amount of any and all Liabilities arising from (i) any breach or violation of any of the representations, warranties, covenants or agreements of AHI or the Purchaser contained in this Agreement or any agreement referred to herein and delivered at or prior to the Closing; (ii) any act or failure to act relating to the operation by the Purchaser or AHI of the Purchased Assets, the Licensed Mark, the Patent or the Formulations occurring from and after the Closing Date that does not arise primarily out of or relate primarily to any act or failure to act on the part of the Seller; and (iii) the sale of any Product by AHI or the Purchaser from and after the Closing Date, except to the extent that any such Liability arises out of any act of or failure to act on the part of the Seller that occurred prior to the Closing Date; provided, however, that such indemnification shall not cover or apply to any liability for sales taxes imposed upon the Purchaser under applicable law.

(c) Indemnity Procedure. A
party or parties hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the "Indemnifying Party" and the other party or parties claiming indemnity is referred to as the "Indemnified Party".

i) An Indemnified Party under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement within sixty (60) business days of the receipt of any written claim from any such third party, but not later than twenty
(20) days prior to the date any answer or responsive pleading is due, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity; provided, however, that (i) any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced, and (ii) with respect to claims by a party hereto, the Indemnifying Party shall have a period of twenty (20) days in which to cure or otherwise remedy any claim, provided, that if such breach or claim can be cured within sixty (60) days, the Indemnified Party shall have up to sixty (60) days in which to cure such claim and the parties shall first reasonably attempt to settle any disputes regarding the amount of indemnification through direct discussions.

(ii) With respect to claims by a third party, the Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving written notice to the Indemnified Party at least fifteen
(15) days prior to the time when an answer or other responsive pleading or notice with respect thereto is required. If the Indemnifying Party makes such election, it may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party's approval of such counsel, which approval shall not be unreasonably withheld), shall be solely responsible for the expenses of such defense and shall be bound by the results of its defense or settlement of the claim. The Indemnifying Party shall not settle any such claim without prior notice to and consultation with the Indemnified Party, and no such settlement involving any equitable relief or which might have an adverse effect on the Indemnified Party may be agreed to without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld). So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party may pay or settle such claim only at its own expense and the Indemnifying Party will not be responsible for the fees of separate legal counsel to the Indemnified Party, unless the named parties to any proceeding include both parties and representation of both parties by the same counsel would be inappropriate. If the Indemnifying Party does not make such election, or having made such election does not, in the reasonable opinion of the Indemnified Party proceed diligently to defend such claim, then the Indemnified Party may (after 20 days prior written notice to the Indemnifying Party, or such shorter period as may be necessary in order that the Indemnified Party's rights are not prejudiced), at the expense of the Indemnifying Party, elect to take over the defense of and proceed to handle such claim in its discretion and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim. In connection therewith, the Indemnifying Party will fully cooperate with the Indemnified Party should the Indemnified Party elect to take over the defense of any such claim.

(iii) The parties agree to cooperate in defending such third party claims and the Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to any matter for which indemnification is sought hereunder; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof.

(iv) With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earlier to occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five (5) days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or (iii) a settlement of the claim in accordance herewith. Notwithstanding the foregoing, provided that there is no dispute as to the applicability of indemnification, the reasonable legal fees and expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party if such legal fees and expenses are a liability of the Indemnifying Party. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.

(d) Holdback Provisions. In order to secure the obligations of the Seller hereunder, the Purchaser will retain and hold back from the Purchase Price, $600,000 of the Purchase Price (the "Holdback Fund") in cash and/or stock (in accordance with Section 2.1(d) hereof), any cash portion of which will be deposited by the Purchaser in a segregated interest bearing account, and $480,000 of which will be released and remitted to the Seller on the 180th day following the Closing Date, and the remainder of which will be released from the Holdback Fund on the one year anniversary of the Closing Date (each, a "Release Date"). Should the Indemnified Party be notified of any claims made while any of the Holdback Funds are held by the Purchaser as set forth above, an amount equal to a reasonable estimate of the amount to be indemnified shall remain in escrow until the final resolution of such claim, notwithstanding the passing of a Release Date. Upon final resolution of any claim, the Purchaser shall have the right, to set-off and deduct from the Holdback Fund, upon written notice to the Seller, such cash or that number of AHI Shares having a value equal to the amount of any losses for which Seller is required to indemnify the Purchaser pursuant to the provisions of Section 5.3(a) above. For purpose of this Section 5.3(d), the value of the AHI Shares shall equal the average closing price of AHI's Common Stock on the American Stock Exchange (or such other exchange as such shares may then be listed) for the ten consecutive trading day period ending three trading days prior to the date of determination. In the event any shares of AHI Common Stock are sold at the request of the Seller while held in the Holdback Fund, the proceeds of any such sale shall be remitted to and held as part of the Holdback Fund until released in accordance with the provisions of this Section. So long as there is no claimed breach of any representation, warranty, covenant or agreement by the Seller under this Agreement or the other agreements contemplated hereby, and subject to any rights in favor of third parties that may be granted by the Seller, the Seller shall be entitled to vote the AHI Shares in the Holdback Fund and to receive dividends thereon, when, as and if declared by the Board of Directors of AHI. Notwithstanding anything contained in this Section 5.3(d) to the contrary, including the passing of a Release Date, no cash or AHI Shares shall be released from the Holdback Fund until such time as the Warrant Shares (as defined in Section 6.1(n)) have been registered with the Commission under the Securities Act in accordance with the terms thereof.

(e) No indemnification payment shall be
made pursuant to this Section 5.3 unless and until the amounts the Indemnified Party would otherwise be entitled to receive as indemnification under this Section 5.3 exceeds $200,000, (which amount shall be reduced by claims for non-delivery of assets set forth on Schedule 5.5 on or prior to the due date therefor as set forth in Section 5.5 based on the net book value thereof at December 31, 1997), excluding (for purposes of this Section 5.3(e)
only) fees and expenses of counsel. If such amount exceeds $200,000 the Seller shall provide indemnification under this Section 5.3 for all Liabilities to the extent they exceed $200,000.

(f) Notwithstanding the
foregoing, each party assumes responsibility for the design and manufacture of products using the Formulations after the date hereof.

ss.5.4 Preparation of Closing Date Schedule

The Seller shall conduct a physical count of all inventory included in the Purchased Assets during the three day period immediately preceding the Closing Date and shall prepare a schedule of the inventory included in the Purchased Assets as of the Closing Date, which shall identify inventory relating to orders set forth on Schedule 1.2 (the "Closing Date Schedule"). The Purchaser and its independent accountants shall have the right and opportunity to observe and confirm the taking of such inventory and shall be afforded access to the working papers and other records of the Seller and its accountants in connection with such inventory count. The inventory will be priced at the value shown on the audited books and records of the Purchaser at December 31, 1997, and shall be (i) increased by all inventory purchases in accordance with the terms hereof from December 31, 1997 through the Closing at the Seller's standard costs for such inventory, and (ii) decreased by (A) all sales of inventory from December 31, 1997 through the Closing and (B) all inventory relating to orders set forth on Schedule 1.2 (all such increases and decreases to inventory) valued consistent with the Seller's policies and procedures applied in the audited balance sheet dated December 31, 1997).

ss.5.5 Delivery of Purchased Assets

The Seller shall pack, under the supervision of, and at the specific and reasonable direction of, the representatives of the Purchaser, all inventory, raw materials, work in process, finished goods and all of the other tangible Purchased Assets including inventory and equipment and shall forward such Purchased Assets from the Seller's plant to the location designated by the Purchaser in the United States, as promptly as practicable, but in no event later than ninety (90) days following the Closing Date. The cost of such packing and shipping shall be borne by the Seller to the extent of $200,000 evidenced by reasonably satisfactory books and records, and the Seller shall be responsible for such costs in excess of $200,000. Costs for purposes of this section shall include Seller's out of pocket costs (including salaries and benefits). Notwithstanding the foregoing, the Purchaser shall not take delivery of the Purchased Assets specified on Schedule 5.5 hereto until the earlier of to occur sixty (60) days following the Closing Date and the fulfillment of the orders set forth in Schedule 1.2 hereto, upon which occurrence the Seller shall pack such items at its own expense (in accordance with the Purchaser's reasonable specifications) and deliver them to the Purchaser within fifteen (15) days thereof.

ss.5.6 CS Inventory

The Seller is
in possession of a quantity of CS-1. To the extent that the Seller can convert any available quantity of the CS-1 to CS on a commercially reasonable basis, as determined in good faith by the Seller, the Seller shall offer for sale to the Purchaser, prior to offer or sale to any third party, such quantities of CS as the Purchaser, AHI or its Affiliates may, from time to time request (the "Offered CS"), at such prices to be agreed to from time to time by the parties, provided, however, that such prices shall at all times be $3.00 per pound less than the lowest available alternative price offered by suppliers of CS tear gas satisfying the military specification MIL-C-51029C, other than AHI of its Affiliates. The parties agree that the Seller shall have no obligation to maintain any quantity of CS tear gas. In the event the Purchaser desires to purchase the Offered CS but was unable to agree with the Seller to a purchase price, then the Offered CS shall not be offered to any third parties on terms more favorable than was required to be offered to the Purchaser in accordance with this Section 5.6.

ss.5.7 Mark VI Molds

The Seller shall license to the Purchaser, as part of the License
Agreement, the Patent for the Seller's Mark VI mold, the right to manufacture such mold and the right to use the Mark VI mold currently in the possession of AHI for use by the Purchaser for the remainder of such Patents' useful life for the sale of products in accordance with the terms and conditions set forth in the License Agreement. The Seller agrees to sell to AHI or its Affiliates, from time to time, a reasonable supply of Mark VI parts for use in connection with the sale of products for use by AHI or its Affiliates, at
1.5 times Seller's cost of manufacture for so long as Seller is manufacturing such parts. The License Agreement shall supersede any and all licenses or rights granted by the Seller to AHI, its Affiliates or the Purchaser with respect to such molds. The Seller agrees to give AHI and the Purchaser 90 days written notice prior to any sale by it of the Patent or the Mark VI mold of the material terms of such proposed sale.

ss.5.8 Transition

The Seller
agrees to assist the Purchaser with the transition of the Purchased Assets from the Seller to the Purchaser including the installation of the equipment comprising Purchased Assets at the facility designated by the Purchaser. In connection therewith, the Seller agrees to make the services of its employee, Bernard Graney (at his sole discretion no more than two consecutive days at a time), or another individual with comparable background and experience, available to the Purchaser at its offices in Wyoming, at mutually convenient times upon ten (10) days prior notice by the Purchaser, to assist with such transition, for an aggregate of fifteen (15) business days following the Closing Date. The Seller shall make such employee available to the Purchaser at its offices in Wyoming to assist with such transition, for such number of additional days as the Purchaser shall reasonably request as set forth above for a per diem fee equal to 130% of such employee's salary for each such day (computed on the basis of such employee's annual salary paid to him by the Seller during the year in which services are rendered) plus reasonable expenses of travel, lodging and meals.

ss.5.9 Insurance Policies

The Seller
agrees to maintain in full force and effect, until the fifth anniversary of the Closing Date, product liability insurance policies with companies having an "A" rating or better naming the Purchaser as an additional insured with respect to all Products in the amount of $1 million per occurrence, $3 million in the aggregate and a $2 million umbrella. The Purchaser agrees to maintain in full force and effect, until the seventh anniversary of the Closing Date, product liability insurance policies with companies having an "A" rating or better naming the Seller as an additional insured with respect to all Products using the Licensed Mark, the Patent, the Formulations or the Purchased Assets, in the amount of $1 million per occurrence, and $3 million in the aggregate and a $2 million umbrella. As proof of such insurance, each party will submit to the other a fully paid certificate of insurance naming the other party as an additional insured.

ss.5.10 Bulk Sale

The Seller agrees
to comply with all Bulk Sales Provisions applicable to the transactions contemplated hereby. The Seller agrees to pay when due and discharge (a) all claims of creditors and all taxes and interest and penalties and all other liabilities of any nature and which could be collected from the Purchaser by reason of the Seller's failure to fully comply with any of the Bulk Sales Provisions and (b) all sales and other state and local taxes owing by the Seller in respect of the operation of the LE Division up to and including the Closing Date.

ss.5.11 Intellectual Property Assignment

(a) The Seller agrees
to transfer and assign, at Closing, all of its right title and interest in and to the Licensed Mark and the Patent, to a newly formed wholly-owned subsidiary corporation of the Seller organized under the laws of the State of Delaware ("Trademark Corp.") having a duly adopted Certificate of Incorporation and By-Laws in the form attached hereto as Exhibit A (the "Organizational Documents") and By-Laws in the form reasonably acceptable to Purchaser. The Seller shall cause Trademark Corp. to license to the Purchaser, pursuant to a License Agreement substantially in the form attached hereto as Exhibit B (the "License Agreement"), the Licensed Mark and the Patent. The Seller shall pledge to the Purchaser all of its stock and any other interest that it owns in Trademark Corp., pursuant to a Pledge Agreement in the form attached hereto as Exhibit C (the "Pledge Agreement"). The Seller shall cause Trademark Corp. to grant to the Purchaser a first priority security interest in the Licensed Mark and the Patent pursuant to a Security Agreement in the form attached hereto as Exhibit D (the "Security Agreement").

(b) During the term the term of the License Agreement the Seller shall not, (i) alter, amend or repeal or permit the same to occur (without the unanimous consent of the Board of Directors of Trademark Corp.) any of the provisions of the Organizational Documents of Trademark Corp. (the "Charter"), (ii) take or permit to be taken any action in violation of the Organizational Documents, (iii) make loans to Trademark Corp. provided it may make capital contributions from time to time due, (iv) transfer, assign or otherwise convey any interest in Trademark Corp. to any Person, other than AHI or the Purchaser, that does not agree to be bound by the terms of this
Section 5.11(b), the Pledge Agreement and the Security Agreement, or (v) cause the Trademark Corp. to pledge or encumber any of its assets unless such pledge or encumbrance is subordinated to the security interest of AHI and the Purchaser under the Pledge Agreement and the holder thereof agrees in writing to waive the right to file an involuntary bankruptcy petition against Trademark Corp. with regard to such debt. The Seller shall cause and maintain at all times the election of one designee of Licensee (under the License Agreement) to the Board of Directors of Trademark Corp.

ss.5.12 Receivables

The Seller will deliver to the Purchaser a true and complete aged list of unpaid accounts and notes receivable owing to the Seller in connection with its operation of the LE Division as of the Closing Date (the "Closing Date Receivables").

ss.5.13 Issuance of Warrant

The Seller shall issue to AHI at
the Closing the Warrant (as defined in Section 6.1(n) hereof), which Warrant shall include, but not be limited to, the terms described in Section 6.1(n) hereof.

ss.5.14 Information Statement

As soon as is practicable following the
execution of this Agreement by the parties, but in no event more than fifteen
(15) days following execution hereof so long as Seller is provided the information with respect to AHI and/or the Purchaser that is required to be contained in the Information Statement, the Seller shall prepare and file with the Commission an Information Statement complying with the Exchange Act and the rules and regulations promulgated thereunder, and thereafter use its best efforts to timely respond to the Commission's comments thereto. The Seller further agrees to mail such Information Statement to its stockholders as soon as is practicable following the filing of the Information Statement with the Commission and the Seller's response to the Commission's comments thereto, if any. The Seller further agrees that the only subject to be addressed in the Information Statement shall be this Agreement and the transactions contemplated hereby. The Purchaser and AHI agree to reasonably cooperate with the Seller, and to provide reasonably requested information with respect to AHI and the Purchaser necessary to complete the Information Statement.

ss.5.15 Backlog

(a) Upon the consummation of the transactions contemplated hereby on the Closing Date, the Backlog shall become the property of the Purchaser. The Purchaser shall pay to the Seller a commission on each Backlog order (the "Backlog Commission") shipped following the Closing Date in an amount equal to 25% of the gross profit on such order, based upon the Seller's standard costs, earned by the Purchaser on each such item of Backlog. For purposes of calculating commissions, gross profit shall be selling price less Seller's standard costs. The Backlog Commission shall be earned by and paid to the Seller by the Purchaser only upon the satisfaction of the account receivable of the Purchaser for such item of Backlog. The Purchaser shall pay the Backlog Commission in cash to the Seller within the earlier to occur of (i) two business days of an aggregate of $50,000.00 or more in outstanding Backlog Commissions being earned and owing to the Seller, and (ii) the fifteenth (15th) day of each month with respect to payment of Backlog Commissions earned during the prior month. Backlog Commission shall be deemed earned and owing to the Seller upon satisfaction of the account receivable for such item of Backlog.

(b) The Seller agrees
that specifications for all Backlog orders shall be as set forth on Schedule
5.15 hereto. The Purchaser agrees to satisfy all specifications for Backlog orders set forth on Schedule 5.15 hereto and shall not be responsible for satisfying any specifications not set forth thereon. Schedule 5.15 shall be delivered at Closing.

(c) In the event any Product delivered or attempted to be delivered by the Purchaser to fill a Backlog order is returned by the customer due to the fault of the Purchaser in fulfilling such order, the estimated Backlog Commission (based upon the Seller's standard costs) shall be paid to the Seller. Such determination of fault shall be made in good faith by the Purchaser and the Seller; provided, however, that in the event the Purchaser and the Seller can not agree as to any such determination, such dispute shall be submitted to arbitration in accordance with Section 8.19 hereof.

(d) Notwithstanding anything in this Agreement to the contrary, from and after the date hereof, before agreeing to acceptance of any international order or any domestic order greater than $7,500.00 the Seller shall first provide the Purchaser with a gross margin report, copy of the purchase order and terms and product specifications, with respect thereto.

ss.5.16 Joint Obligations

All agreements, covenants, representations and warranties contained herein on the part of the Purchaser shall be the joint obligation of AHI.

ARTICLE VI

Conditions Precedent; Termination

ss.6.1 Conditions Precedent to the Obligations of AHI and the Purchaser

Each and every
obligation of AHI and the Purchaser to consummate the transactions described in this Agreement and any and all liability of AHI and the Purchaser to the Seller shall be subject to the fulfillment or waiver by AHI and Purchaser on or before the Closing Date of the following conditions precedent:

(a) Representations and Warranties True. Each of the representations and warranties of the Seller contained herein or in any certificate or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall be true and correct in all respects as of the Closing Date with the same force and effect as though made on and as of such date (except for changes specifically permitted by this Agreement), which shall include changes to the schedules as a result of occurrences following the execution date of this Agreement that are accepted by Purchaser in writing.

(b) Performance. The Seller shall have performed and complied in all material respects with all of the agreements, covenants and obligations under this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

(c) No Adverse Change. Except as expressly permitted or contemplated by this Agreement, no event or condition shall have occurred which has materially adversely affected or may materially adversely affect in any respect the condition (financial or otherwise) results of operations or business of the LE Division since the date hereof.

(d) Certificates. The Seller shall have delivered to the Purchaser a certificate dated the Closing Date, certifying that the conditions specified in Section 6.1(a), (b) and (c) above have been fulfilled and as to such other matters as the Purchaser may reasonably request. The Secretary or Assistant Secretary of the Seller shall have delivered to the Purchaser a certificate, dated the Closing Date, certifying the names and signatures of the officers thereof authorized to sign this Agreement and the Exhibits hereto to which it is a party, the Certificate of Incorporation and Bylaws of the Seller, resolutions duly adopted by the Board of Directors of the Seller, which have not been rescinded or modified, authorizing the Agreement and the transactions contemplated hereby, and the good standing of the Seller as evidence by certificates of appropriate state authorities.

(e) No Litigation. No
litigation, arbitration or other legal or administrative proceeding shall have been commenced or be pending by or before any court, arbitration panel or governmental authority or official, and no statute, rule or regulation of any foreign or domestic, national or local government or agency thereof shall have been enacted after the date of this Agreement, and no judicial or administrative decision shall have been rendered, which in each case enjoins or prohibits, or seeks to enjoin or prohibit, the consummation of all or any of the transactions contemplated by this Agreement.

(f) Consents. The Seller
shall have obtained all authorizations, consents, waivers and approvals and given all notices as may be required to consummate the transactions contemplated by this Agreement including, but not limited to, approval of the Seller's stockholders, delivery of the Information Statement to its stockholders, notices to creditors of the Seller in respect of bulk transfer laws, if applicable, or otherwise.

(g) Opinion of Counsel. An opinion letter from counsel to the Seller addressed to AHI and the Purchaser, in form and substance satisfactory to the Purchaser shall have been delivered to AHI and the Purchaser at the Closing.

(h) License Agreement. The Trademark Corp. shall have entered into the License Agreement.

(i) Pledge Agreement. The
Seller shall have entered into the Pledge Agreement.

(j) Security Agreement. The Seller shall have caused Trademark Corp. to enter into the Security Agreement.

(k) Non-Competition Agreements. The Seller shall have entered into on each of the Non-Competition Agreements in the forms attached hereto as Exhibits E and F, respectively (collectively, the "Non-Competition Agreement"). Each of Jon Goodrich, Chief Executive Officer of the Seller ("Goodrich") and certain the employees of the Seller whose names are set forth in Schedule 6.1(k) hereto shall have entered into non-competition and confidentiality agreements in the form reasonably acceptable to AHI and Purchaser;.

(l) Board Approval. The Board of Directors of AHI and the
Purchaser shall have approved this Agreement and the transactions contemplated hereby.

(m) Competent Authority. The Seller shall have transferred to the Purchaser "Competent Authority," to the extent allowed by, and in accordance with applicable law, to enable the Purchaser to ship the Purchased Assets to the locations designated by the Purchaser.

(n) Warrant. The Seller shall have issued to AHI an immediately exercisable three (3) year Warrant, in the form reasonable acceptable to AHI (the "Warrant"), to purchase 300,000 shares of Mace Common Stock at an exercise price of $1.25 per share, having customary anti-dilution protection (the "Warrant Shares"). The principal terms of such Warrant shall include, but not be limited to, those terms set forth in this Section 6.1(n) and registration rights imposing an affirmative duty upon the Seller to use its best efforts to file with the Commission a registration statement on Form S-3 (or other appropriate form) under the Securities Act covering the Warrant Shares, have such registration statement declared effective by the Commission as soon as practicable following the Closing Date, but in no event later than 180 days following the Closing Date and keep such registration statement effective for a period of three years after it has been declared effective. All costs relating to such registration statement, other than underwriting commissions, discounts and related costs and the fees and expenses of counsel for AHI and the Purchaser incurred in connection therewith, shall be borne by the Seller.

(o) Closing Date Receivables. The Seller shall have delivered to the Purchaser or AHI the list of Closing Date Receivables.

ss.6.2 Conditions Precedent to the Obligations of Seller

Each and every obligation of Seller to consummate the transactions described in this Agreement and any and all liability of Seller to AHI and the Purchaser shall be subject to the fulfillment or waiver by Seller on or before the Closing Date of the following conditions precedent:

(a) Representations and Warranties True. Each of the representations and warranties of AHI and the Purchaser contained herein or in any certificate or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall be true and correct in all respects as of the Closing Date with the same force and effect as though made on and as of such date.

(b) Performance. AHI and the Purchaser have performed and complied in all respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by them on or prior to the Closing Date.

(c) Officers' Certificate. Purchaser shall have delivered to the Seller a certificate addressed to Seller executed by Purchaser's President or Chief Executive Officer, dated the Closing Date, certifying that the conditions specified in Sections 6.2(a) and (b) above have been fulfilled.

(d) Board Approval. The Board of Directors of the Purchaser and AHI shall have approved this Agreement and the transactions contemplated hereby.

(e) Registered Shares. In the event the Purchaser elects to deliver AHI Shares in partial payment of the Purchase Price, the AHI Shares shall, except as otherwise provided in Section 2.1(d) herein, have been registered under the Securities Act, the Registration Statement with respect thereto shall have been declared effective, and no stop order with respect to the AHI Shares shall be in effect.

(f) Opinion of Counsel. In the event the Purchaser elects to deliver AHI Shares in partial payment of the Purchase Price, an opinion letter from counsel to the Purchaser and AHI with respect to the AHI Shares addressed to the Seller, in form and substance satisfactory to the Seller shall have been delivered to the Seller at the Closing.

(g) Reaffirmed License Agreement. Purchaser or its appropriate affiliate shall have reaffirmed the License Agreement dated August 10, 1993 between Seller (formerly known as Mark Sport, Inc.) and Defense Technology Corp of America.

(h) Fairness Opinion. Seller shall have received an opinion from an independent investment banking firm that the transactions contemplated hereby are fair, from a financial point of view, to the Shareholders of Seller; provided that this condition precedent shall be deemed automatically waived if such opinion is not received by Seller on or prior to April 14, 1998.

ss.6.3 Best Efforts

Subject to the terms and conditions provided in this Agreement, each of the parties shall use their respective best efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its power to cause to be fulfilled those of the conditions precedent to its obligations or the obligations of the other parties to consummate the transactions contemplated by this Agreement that are dependent upon its actions, including obtaining all necessary consents, authorizations, orders, approvals and waivers. In furtherance of the foregoing, the Seller shall cooperate fully with Purchaser and the Purchaser and AHI shall cooperate fully with the Seller, in accordance with the terms hereof.

ss.6.4 Termination

(a) This Agreement and the transactions
contemplated hereby may be terminated (i) at any time by the mutual consent of the parties hereto; (ii) by the Seller or the Purchaser, if the Closing has not occurred on or prior to June 30, 1998 (such date of termination being referred to herein as the "Termination Date"), provided the failure of the Closing to occur by such date is not the result of the failure of the party seeking to terminate this Agreement to perform or fulfill any of its obligations hereunder; (iii) by the Purchaser at any time at or prior to Closing in its sole discretion if (1) any of the representations or warranties of the Seller in this Agreement are not in all respects true, accurate and complete or if the Seller breaches in any material respect any covenant contained in this Agreement, provided that such misrepresentation or breach is not cured within ten (10) days or thirty (30) days if such breach can be cured within such period of time after written notice thereof, but in any event prior to the Termination Date or (2) any of the conditions precedent to AHI's or the Purchaser's obligations to conduct the Closing have not been satisfied by the date required thereof; (iv) by the Seller at any time at or prior to Closing in its sole discretion if (1) any of the representations or warranties of AHI or the Purchaser in this Agreement are not in all respects true, accurate and complete or if AHI or the Purchaser breaches in any material respect any covenant contained in this Agreement, provided that such misrepresentation or breach is not cured within ten (10) days or thirty (30) days if such breach can be cured within such period of time after notice thereof, but in any event prior to the Termination Date or
(2) any of the conditions precedent to the Seller's obligations to conduct the Closing have not been satisfied by the date required thereof. If this Agreement is terminated pursuant to this Section 6.4, written notice thereof shall promptly be given by the party electing such termination to the other party and, subject to the expiration of the cure periods provided in clauses
(iii) and (iv) above, if any, this Agreement shall terminate without further actions by the parties and no party shall have any further obligations under this Agreement. Notwithstanding the preceding sentence, the respective obligations of the parties under Sections 7.3, 7.7, 8.9, 8.15 and 8.18 shall survive the termination of this Agreement. Notwithstanding anything to the contrary contained herein, if the termination of this Agreement is a result of the willful misrepresentation, willful inaccuracy or omission in a representation, willful breach of warranty, fraud or any willful failure to perform or comply with any covenant or agreement contained herein, the aggrieved party shall be entitled to recover from the non-performing party all out-of-pocket expenses which such aggrieved party has incurred and the termination of this Agreement shall not be deemed or construed as limiting or denying any other legal or equitable right or remedy of such party.

ARTICLE VII

Covenants

ss.7.1 Seller's Interim Operation of the LE Division and the Purchased Assets

During the period from the date of this Agreement to the Closing Date, except with Purchaser's prior specific written consent or as expressly contemplated by this Agreement, the Seller shall operate the LE Division only in the ordinary and usual course and to preserve intact its business organization and good will in all respects. Additionally, during the period from the date of this Agreement to the Closing Date, the Seller shall not, with respect to the business or activities of the LE Division where applicable, do any of the following (unless otherwise expressly contemplated by this Agreement or permitted in writing by Purchaser):

(i) amend its Certificate of Incorporation or By-Laws;

(ii) issue, sell or authorize for
issuance or sale, shares of any class of its securities (including, but not limited to, by way of stock split or dividend) or any subscriptions, options, (except as contemplated by Schedule 3.9) warrants, rights or convertible securities, or enter into any agreements or commitments of any character obligating it to issue or sell any such securities;

(iii) declare or pay any stock dividend or similar distribution with respect to its capital stock;

(iv) voluntarily sell, transfer, surrender, abandon or dispose of any of its assets or property rights (tangible or intangible), other than in the ordinary course of business;

(v) grant or make any mortgage or pledge or subject itself or any of its properties or assets to any lien, charge or encumbrance of any kind, except liens for taxes not currently due;

(vi) create, incur or assume any liability or indebtedness in excess of $50,000.00, except for inventory purchases to fill open purchase orders in the ordinary course of business;

(vii) accept any domestic order in excess of $7,500.00 or any international order;

(viii) apply any of its assets to the
direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of the Seller or any Affiliate of the Seller or any related party or to the prepayment of any such amounts, other than compensation benefits, and expenses payable in the ordinary course of business to the Seller;

(ix) enter into any agreement
which would be a material agreement, or amend or terminate any existing material agreement, which is outside the ordinary course of business. With respect to the foregoing, the Seller shall provide Purchaser with a complete list of any such material agreement not entered into in the ordinary course of business between the date hereof and the Closing Date;

(x) alter the manner of keeping its books, accounts or records, or change in any manner the accounting practices therein reflected;

(xi) enter into any commitment or transaction other than in the ordinary course of business including, but not limited to, the making of any loan to any Person;

(xii) do any act, or omit
to do any act, or permit to the extent within the Company's or the Seller's control, any act or omission to act which would cause a violation or breach of any of the representations, warranties or a material violation or breach of the covenants of the Seller set forth in this Agreement;

(xiii) take any action which has a material adverse effect on the condition (financial or otherwise), results of operations, or business of the Seller;

(xiv) alter in any manner any of the Seller's existing working capital facilities;

(xv) ship to any customer dated or obsolete inventory;

(xvi) produce, purchase or
manufacture any inventory, finished goods or work in process or purchase any fixed assets beyond what is necessary and needed to fill existing orders; or

(xvii) agree, whether in writing or otherwise, to do any of the foregoing.

ss.7.2 Access

The Seller shall afford the Purchaser and its agents and representatives, access throughout the period prior to the Closing Date to the properties, books, records and contracts of the Seller with respect to the LE Division and the Purchased Assets, for the purpose of permitting Purchaser to fully investigate and perform a due diligence review of the Seller, its businesses, assets and properties, and financial condition, provided that such access shall be granted during normal business hours in such a manner as to not unreasonably interfere with the Seller's normal business operations. During such period the Seller shall furnish promptly to the Purchaser copies of (i) all correspondence relating to the LE Division received or sent by or on behalf of the Seller from or to any governmental authority and (ii) all other information and documents concerning the business, assets, liabilities and properties of or relating to the LE Division as the Purchaser may reasonably request.

ss.7.3 Confidentiality (through Closing Date)

Except as otherwise required in the performance of obligations under this Agreement and except as otherwise required by law, any non-public information received by a party or its advisors from the other party shall be kept confidential and shall not be used or disclosed for any purpose other than in furtherance of the transactions contemplated by this Agreement. The Purchaser shall not use (or permit to be used) any confidential information in any manner to compete against the Seller, whether with respect to corporate acquisitions, sales, financing, development, management, investment, or otherwise. The obligation of confidentiality shall not extend to information
(a) which is or shall become generally available to the public other than as a result of an unauthorized disclosure by a party to this Agreement or a person to whom a party has provided such information, (b) which was available to a party to this Agreement on a nonconfidential basis prior to its disclosure by one party to the other pursuant to this Agreement or (c) which is disclosed by the Purchaser in any legal proceeding requiring any such disclosure. Upon termination of this Agreement, each party shall promptly return any confidential information received from the other party and, upon request, shall destroy any copies of such information in its possession. The covenants of the parties contained in this Section 7.3 shall survive any termination of this Agreement until the earlier of (i) three (3) years from the date hereof, or (ii) the date when such information becomes generally available to the public. Notwithstanding anything to the contrary contained herein, the foregoing shall in no way prevent or limit AHI or the Purchaser in conducting its existing and prospective businesses.

ss.7.4 Notification

Each party to this Agreement shall promptly notify the other party in writing of the occurrence, or pending or threatened occurrence, of any event that would constitute a breach or violation of this Agreement by any party or that would cause any representation or warranty made by the notifying party in this Agreement to be false or misleading in any respect (including without limitation, any event or circumstance which would have been required to be disclosed on any schedule to this Agreement had such event or circumstance occurred or existed on or prior to the date of this Agreement). Any such notification shall not limit or alter any of the representations, warranties or covenants of the parties set forth in this Agreement nor any rights or remedies a party may have with respect to a breach of any representation, warranty or covenant.

ss.7.5 Exclusivity

(a) The Seller agrees that unless
this Agreement has been terminated in accordance with Section 6.4 hereof neither the Seller, its Board of Directors, Mark Capone, the Treasurer of the Seller, nor counsel for the Seller (collectively, "Agents") will, commencing on the date of this Agreement and continuing through the Termination Date (the "Exclusive Period"), directly or indirectly, (i) solicit, encourage or negotiate any proposal (whether solicited or unsolicited) for, or execute any agreement relating to, a sale of all or any part of the Seller or its assets or a sale of any equity or debt security of the Seller or any merger, consolidation, recapitalization or similar transaction involving the Seller with any other party (any of the foregoing is referred to as an "Acquisition Proposal"), or (ii) provide any information regarding the LE Division to any third party for the purpose of soliciting, encouraging or negotiating an Acquisition Proposal relating to or affecting the LE Division (it being understood that nothing contained in clauses (i) or (ii) above shall restrict the Seller or any of its Agents from providing information as required by legal process). The Seller agrees that neither it nor its Board of Directors will authorize any person other than Mark Capone, the Chief Financial Officer of the Seller, to enter into negotiations for or negotiate the sale of the Purchased Assets, or any portion thereof.

(b) Notwithstanding any contained
in Section 7.5(a) to the contrary, the Board of Directors of the Seller may review and act upon an unsolicited good faith proposal ("Unsolicited Offer") from any other person relating to any transaction of the type set forth in this Agreement, and may participate in any negotiations regarding, furnish to any other person any information with respect to, and facilitate and encourage, any effort or attempt by any other person to do or seek any of the foregoing, if the Board of Directors of the Seller determines, based as to legal matters on the written advice of counsel, that failing to review or act would constitute a breach of their fiduciary duty.

(c) In the event that the Purchaser does not consummate the transactions contemplated by this Agreement as a result of (i) the Seller's breach of
Section 7.5(a) hereof, or (ii) the Seller having received an Unsolicited Offer and the Board of Directors of the Seller, in the exercise of their fiduciary duties, shall have recommended an alternate transaction or taken any alternative action, as permitted by Section 7.5(b) hereof, the Seller shall pay to the Purchaser a break up fee in the amount of $250,000, together with all costs and expenses incurred by the Purchaser (including attorneys and other professional fees and expenses) in connection with the transactions contemplated hereby.

ss.7.6 Intentionally omitted.

ss.7.7 General Confidentiality

The Seller acknowledges that the Intangible Property and all other confidential or proprietary information with respect to the business and operations of the LE Division are valuable, special and unique assets of the Seller and are an integral part of the Purchased Assets. The Seller shall not, at any time after the Closing Date, disclose, directly or indirectly, to any Person, or use or purport to authorize any Person to use any confidential or proprietary information with respect to the LE Division, the Purchased Assets, AHI or the Purchaser without the prior written consent of the Purchaser or unless required by law, including without limitation, information as to the financial condition, results of operations, customers, suppliers, products, products under development, inventions, sources, leads or methods of obtaining new products or business, Intangible Property, pricing methods or formulas, cost of supplies, marketing strategies or any other information relating to the Purchased Assets, AHI or the Purchaser, which could reasonably be regarded as confidential. The Seller acknowledges that Purchaser would not enter into this Agreement without the assurance that all such confidential and proprietary information will be used for the exclusive benefit of AHI and the Purchaser.

ss.7.8 Right of First Offer

The Seller agrees not to offer, sell or accept an unsolicited offer (an "Offer") for the sale (the "Sale") of all or any portion of its rights in and to the Licensed Mark or the Patent, including, but not limited to, any trademark, tradename, copyright, service mark or other intellectual property right relating thereto (the "MACE Rights") for a purchase price of less than $5,000,000 in cash without first giving AHI and the Purchaser written notice of the Offer (the "Offer Notice") containing the purchase price and, to the extent known, other material terms and conditions of such proposed Sale (the "Terms"). Upon delivery of the Offer Notice to AHI and the Purchaser, the MACE Rights shall be deemed to have been offered for sale to AHI and the Purchaser subject to the Terms. AHI and the Purchaser shall then have the right, exercisable by giving written notice thereof to the Seller within ten
(10) business days following delivery of the Offer Notice to give notice to the Seller of AHI's and/or the Purchaser's intent to purchase the MACE Rights, and AHI and the Purchaser shall thereafter have a period of thirty
(30) business days following delivery of their notice to Seller within such ten (10) day period, to negotiate with the Seller to purchase the MACE Rights proposed to be sold subject to the Terms. If AHI or the Purchaser shall exercise its right of first offer with respect to the MACE Rights proposed to be sold, such purchase shall be closed within such thirty (30) business day period as hereinabove described. Failure by AHI or the Purchaser to respond to an Offer Notice within the time periods set forth above shall be deemed an election by AHI and the Purchaser not to exercise its right of first offer herein contained, in which case the Sale may be consummated with a third-party purchaser provided such Sale is (i) of all of the MACE Rights proposed to be sold at a purchase price or equivalent economic terms equal to or greater than that set forth in the Offer Notice and (ii) consummated within sixty (60) days after the delivery of the Offer Notice. The term "Sale" as used in this Section 7.8 shall be deemed to include any sale of assets or stock, merger, consolidation, tender offer or other business combination involving the Seller which would include the "MACE" name or any rights therein. Notwithstanding the foregoing, the Seller shall provide ten
(10) days prior written notice to AHI and the Purchaser of any sale of the MACE Rights regardless of the purchase price therefor.

ss.7.9 Collection of Closing Date Receivables

The Purchaser shall use its best efforts to collect the Closing Date Receivables on behalf of the Seller. Any Closing Date Receivables actually collected by the Purchaser shall be paid to the Seller by the Purchaser not later than the earlier to occur of (i) two business days following their receipt of an aggregate of $10,000.00 or more in such Receivables by the Purchaser, and (ii) the fifteenth (15th) day of the month with respect to Receivables received by the Purchaser during the prior month. The Purchaser shall have no obligation to resort to legal action or other third party collection methods with respect to the Closing Date Receivables. Any amounts received by the Purchaser from the account debtor of a receivable shall be applied as designated by the account debtor and, if not so designated, then to the oldest unpaid invoice, provided such invoice is not being disputed by the customer relating thereto, that is substantially similar in outstanding amount to the amount of the funds received, or if there not be any invoice with an outstanding amount substantially similar to the funds so received, as the parties may agree. To the extent that any receivable of the Seller remains outstanding upon expiration of the seventy five (75) day period subsequent to the due date of such receivable, the Purchaser shall notify the Seller by the 77th day following the Closing Date and the Seller shall have full rights to collect any such receivables and the Purchaser shall reasonably cooperate with the Seller in connection therewith. After the expiration of such seventy seven (77) day period, the Seller may implement any collection methods; provided, however, that the Seller shall not adversely affect any customer relationships of the Purchaser in connection with any uncollected receivable.

ss.7.10 Continuing Obligations

The restrictions set forth in Sections 7.6 and 7.7 are considered by the parties to be reasonable for the purposes of protecting the value of the business and good will purchased by Purchaser. AHI, the Purchaser and the Seller acknowledge that AHI and the Purchaser would be irreparably harmed and that monetary damages would not provide an adequate remedy to AHI and the Purchaser in the event the covenants contained in Sections 7.6 and 7.7 were not complied with in accordance with their terms. Accordingly, the Seller agrees that any breach or threatened breach by any of them of any provision of Sections 7.6 or 7.7 shall entitle AHI and the Purchaser to injunctive and other equitable relief to secure the enforcement of these provisions, in addition to any other remedies (including damages) which may be available to AHI and the Purchaser. If the Seller breaches the covenant set forth in
Section 7.6, the running of the five (5) year non-compete period described therein shall be tolled for so long as such breach continues. It is the desire and intent of the parties that the provisions of Sections 7.6 and 7.7 be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. If any provisions of Sections 7.6 and 7.7 relating to the time period, scope of activities or geographic area of restrictions is declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities or geographic area, as the case may be, the time period, scope of activities or geographic area shall be reduced to the maximum which such court deems enforceable. If any provisions of Section 7.6 or 7.7 other than those described in the preceding sentence are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which such adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties. In addition, if any party brings an action to enforce Sections 7.3, 7.6 or 7.7 hereof or to obtain damages for a breach thereof, the prevailing party in such action shall be entitled to recover from the non-prevailing party all attorney's fees and expenses incurred by the prevailing party in such action.

ARTICLE VIII

Miscellaneous

ss.8.1 Notices

Any notice, demand, claim or other
communication under this Agreement shall be in writing and shall be deemed to have been given upon the delivery, mailing or transmission thereof, as the case may be, if delivered personally or sent by certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth herein (or at such other addresses as shall be specified by the parties by like notice). A copy of any notices delivered to AHI or the Purchaser shall also be sent to Kane Kessler, P.C., 1350 Avenue of the Americas, New York, New York 10019, Attention:
Robert L. Lawrence, Esq., Fax No. (212) 245-3009. A copy of any notices delivered to the Seller shall also be sent to Herzog Engstron & Koplovitz, 99 Pine Street, Albany, New York 12217, Attention: Germaine Curtain, Esq.

ss.8.2 Entire Agreement

This Agreement contains every obligation and understanding between the parties relating to the subject matter hereof and merges all prior discussions, negotiations and agreements, if any, between them, and none of the parties shall be bound by any conditions, definitions, understandings, warranties or representations made prior to the date hereof other than as expressly provided or referred to herein.

ss.8.3 Binding Effect

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns. AHI agrees that it shall be financially responsible to the Seller for all obligations of the Purchaser under this Agreement.

ss.8.4 Knowledge of the Parties

Except as otherwise
specifically set forth in Section 2.4 and 5.2 hereof, where any representation or warranty contained in this Agreement is expressly qualified by reference to the best knowledge or to the knowledge of any of the parties hereto, each of the parties hereto acknowledges and confirms that the persons responsible for negotiating this Agreement and the transactions contemplated hereby and management selected to complete or review schedules, and/or perform due diligence with respect thereto, including but not limited to, Ken Blakey has made due and diligent inquiry as to the matters that are the subject of such representations and warranties.

ss.8.5 Assignment

This Agreement may not be assigned by any party without the written consent of The other party, provided, that Purchaser may assign this Agreement to a corporation of which the Purchaser maintains majority control.

ss.8.6 Waiver and Amendment

Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof (including, without limitation, the period during which any condition is to be satisfied or any obligation performed) may be amended by the parties thereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed on behalf of the appropriate party by its President or any Vice President or other person, who has been authorized by its Board of Directors to execute waivers, extensions or amendments on its behalf. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by any party thereof to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

ss.8.7 No Third Party Beneficiary

Except for the provisions of Section
8.5, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

ss.8.8 Severability

In the event that any one or more of
the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written.

ss.8.9 Expenses

Each party agrees to pay, without right of reimbursement from the other party, the costs incurred by it incident to the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, costs incident to the preparation of this Agreement, and the fees and disbursements of counsel, accountants and consultants employed by such party in connection herewith.

ss.8.10 Headings

The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

ss.8.11 Counterparts

This Agreement may be executed in any number of counterparts, each of which Shall be deemed an original but all of which together shall constitute one and the same instrument.

ss.8.12 Time of the Essence

Wherever time is specified for
the doing or performance of any act or the payment of any funds, time shall be considered of the essence.

ss.8.13 Injunctive Relief

It is possible that
remedies at law may be inadequate and, therefore, the parties hereto shall be entitled to equitable relief including, without limitation, injunctive relief, specific performance or other equitable remedies in addition to all other remedies provided hereunder or available to the parties hereto at law or in equity.

ss.8.14 Remedies Cumulative

No remedy made available by any of
the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

ss.8.15 Governing Law

This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of New York without reference to the choice of law principles thereof. In any litigation in connection with or arising out or related to this Agreement, any of the documents referred to herein or transactions contemplated hereby, the Seller irrevocably consents to and confer personal jurisdiction on the courts of the State of New York or the United States located within the City of New York and expressly waive any objections as to venue in any such courts.

ss.8.16 Participation of Parties

The parties hereto acknowledge that this Agreement and all matters contemplated herein, have been negotiated among all parties hereto and their respective legal counsel and that all such parties have participated in the drafting and preparation of this Agreement from the commencement of negotiations at all times through the execution hereof.

ss.8.17 Further Assurances

The parties hereto shall deliver any and all other instruments or documents required to be delivered pursuant to, or take such other action required to be taken, or necessary or proper in order to give effect to, all of the terms and provisions of this Agreement including, without limitation, all necessary instruments of assignment and transfer and such other documents as may be necessary or desirable to transfer ownership of the Purchased Assets.

ss.8.18 Publicity

The first public announcement by each of the parties hereto regarding this Agreement or the transactions contemplated hereby or thereby shall only be made with the prior consent, which shall not be unreasonably withheld, of the other party as to form, content, timing and manner of distribution. No other public announcement or other publicity regarding this Agreement or the transactions contemplated hereby or thereby shall be made without consulting with and the giving of notice to the other party as to form, content, timing and manner of distribution. Notwithstanding the foregoing, nothing in this Agreement shall preclude AHI or the Seller from making any public announcement or filing required by federal or state securities laws or stock exchange rules provided, that, the other party is afforded the opportunity to review and comment upon such announcement.

ss.8.19 Arbitration

Any dispute, controversy or claim to be settled by arbitration pursuant to Section 2.4 and 5.15 hereof shall be settled by arbitration in New York, New York, in accordance with the commercial rules of the American Arbitration Association, by an arbitration panel consisting of three members, and judgment upon any such arbitration award rendered by the arbitrators may be entered in any court of competent jurisdiction. Such arbitrators shall have knowledge and expertise in the subject matter of the arbitration proceeding. Each of the parties and the arbitrators shall use its best efforts to keep confidential the existence of any dispute and arbitration proceedings and all information relating thereto or submitted in connection therewith and, in the event of judicial proceedings for the enforcement of this paragraph or any award pursuant thereto, shall cooperate to seal the record of any such arbitration or judicial proceeding. Each party to any arbitration shall bear its own expenses in relation thereto, including but not limited to such party's attorneys' fees, if any; provided however that the expenses and fees of the arbitration not capable of being attributed to any one party shall be borne half by the Seller and half by the Purchaser.

IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

ARMOR HOLDINGS, INC.

By: /s/ Robert Schiller
Name: Robert Schiller
Title: Vice President
Corporate Development

FEDERAL LABORATORIES, INC.

By: /s/ Robert Schiller
Name: Robert Schiller
Title: Vice President

MACE SECURITY INTERNATIONAL, INC.

By: /s/ Mark A. Capone
Name: Mark A. Capone
Title: Treasurer and CFO

(This page is intentionally left blank.)

CONSENT CARD

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MACE SECURITY INTERNATIONAL, INC. (the "COMPANY")

IF YOU DO NOT CONSENT TO THE PROPOSAL, YOU DO NOT NEED TO TAKE ANY ACTION.

IF YOU DO CONSENT TO THE
PROPOSAL, PLEASE SIGN AND DATE THIS CARD AND RETURN IT TO THE COMPANY IN THE ENCLOSED POSTAGE PAID ENVELOPE AT YOUR EARLIEST CONVENIENCE.

The undersigned
hereby consents, in accordance with the Delaware General Corporations Law, to the sale proposed by the Company's Board of Directors by the Company of substantially all of the assets of the Company's Law Enforcement division, and a 99 year license to use the Mace brand and related trademarks and a patent for use in the law enforcement market only, as described in the Company's Consent Solicitation Statement dated June _, 1998.

[ ] Approve [ ] Disapprove [ ] Abstain

Number of shares owned ___________________

Dated:

(I.S.) _________________________________
Print Name of record owner:

(I.S.) _________________________________
Print Name of joint record owner:

Please sign on the above
signature line(s) exactly as the
record holder(s) name(s) appear on the stock certificate.
If shares have been issued in more than one name, all recordholders should sign.

The shares represented by this Consent will be voted in accordance with the instructions indicated above.